EXHIBIT 2.1











                      AGREEMENT AND PLAN OF REORGANIZATION


                                    between


                        MERCANTILE BANCORPORATION INC.,


                                AMERIBANC, INC.


                                      and


                          MARK TWAIN BANCSHARES, INC.








                             Dated October 27, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION


                   This AGREEMENT AND PLAN OF REORGANIZATION (this

         "Agreement") is made and entered into on October 27, 1996 by and between MERCANTILE BANCORPORATION INC., a Missouri cor-

         poration ("Mercantile"), Ameribanc, Inc., a Missouri corpora-

         tion and a wholly owned subsidiary of Mercantile ("Merger

         Sub") and Mark Twain Bancshares, Inc., a Missouri corporation

         (together with its predecessors, "Bancshares").


                              W I T N E S S E T H:


                   WHEREAS, Mercantile is a registered bank holding

         company under the Bank Holding Company Act of 1956, as amen-

         ded (the "Holding Company Act"); and


                   WHEREAS, Bancshares is a registered bank holding

         company under the Holding Company Act; and


                   WHEREAS, the Board of Directors of Bancshares and the

         Executive Committee of the Board of Directors of Mercantile

         have approved the merger (the "Merger") of Bancshares with and into Merger Sub pursuant to the terms and subject to the condi-

         tions of this Agreement; and


                   WHEREAS, for federal income tax purposes, it is in-

         tended that the Merger shall qualify as a reorganization within







         the meaning of Section 368(a) of the Internal Revenue Code of

         1986, as amended (the "Internal Revenue Code"); and


                   WHEREAS, as a condition to, and concurrently with

         the execution of this Agreement, Mercantile and certain

         shareholders of Bancshares are entering into Support Agree-

         ments (the "Support Agreements") in the form attached hereto as Exhibit A; and


                   WHEREAS, as a condition to, and concurrently with the

         execution of this Agreement, Mercantile and Bancshares are en-

         tering into a stock option agreement (the "Stock Option Agree-

         ment") in the form attached hereto as Exhibit B; and


                   WHEREAS, the parties desire to provide for certain

         undertakings, conditions, representations, warranties and cov-

         enants in connection with the transactions contemplated by this

         Agreement.


                   NOW THEREFORE, in consideration of the premises and

         the representations, warranties and agreements herein con-

         tained, the parties agree as follows:



                                   ARTICLE I

                                   THE MERGER


                   1.01.  The Merger.  (a)  Subject to the terms and

         conditions of this Agreement, Bancshares shall be merged with









         and into Merger Sub in accordance with The General and Busi-

         ness Corporation Law of Missouri (the "Missouri Act") and the

         separate corporate existence of Bancshares shall cease.  Mer-

         ger Sub shall be the surviving corporation of the Merger

         (sometimes referred to herein as the "Surviving Corporation")

         and shall continue to be governed by the laws of the State of

         Missouri.


                   1.02.  Closing.  The closing (the "Closing") of the

         Merger shall take place at 10:00 a.m., local time, on the

         date that the Effective Time (as defined in Section 1.03)

         occurs, or at such other time, and at such place, as Mercan-

         tile and Bancshares shall agree (the "Closing Date").


                   1.03.  Effective Time.  The Merger shall become

         effective on the date and at the time (the "Effective Time")

         on which appropriate documents in respect of the Merger are filed with the Secretary of State of the State of Missouri in such form as required by, and in accordance with, the rel-

         evant provisions of the Missouri Act.  Subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Mercantile shall notify Bancshares in writing (such notice to be at least five business days in

         advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a)

         and 6.01(b) (the "Approval Date") and (ii) subject to clause










         (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.


                   1.04.  Additional Actions.  If, at any time after

         the Effective Time, Mercantile or the Surviving Corporation

         shall consider or be advised that any further deeds, assign-

         ments or assurances or any other acts are necessary or desir-

         able to (a) vest, perfect or confirm, of record or otherwise,

         in the Surviving Corporation its right, title or interest in,

         to or under any of the rights, properties or assets of Banc-

         shares or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Bancshares and Merger Sub and each of

         their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable

         power of attorney to execute and deliver all such deeds, as-

         signments or assurances and to do all acts necessary or de-

         sirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corpora-

         tion and otherwise to carry out the purposes of this Agree-

         ment, and the officers and directors of the Surviving Corpo-

         ration are authorized in the name of Bancshares or otherwise to take any and all such action.


                   1.05.  Effect of Merger.  The Articles of Incorpo-

         ration and Bylaws of Merger Sub in effect immediately prior










         to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.  At the Effective Time,

         the directors and officers of Merger Sub immediately prior to the Effective Time shall be directors and officers, respec-

         tively, of the Surviving Corporation following the Merger;

         such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.


                   1.06.  Conversion of Securities.  At the Effective

         Time, by virtue of the Merger and without any action on the part of Mercantile, Bancshares or the holder of any of the following securities:


                    (i)   Each share of the common stock, par value

         $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain out-

         standing and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capi-

         tal stock of the Surviving Corporation; and


                   (ii)  Each share of the common stock, par value

         $1.25 per share ("Bancshares Common Stock"), of Bancshares issued and outstanding immediately prior to the Effective

         Time, other than any Dissenting Shares (as defined in Section

         1.08), shall cease to be outstanding and shall be converted











         into and become the right to receive .952 (the "Exchange Ra-

         tio") of a share of common stock, par value $5.00 per share

         ("Mercantile Common Stock"), of Mercantile and the associated

         Rights under the Mercantile Rights Agreement as those terms are defined in Section 3.02; provided, however, that any

         shares of Bancshares Common Stock held by Bancshares or any of its wholly owned Subsidiaries (as defined in Rule 1-02 of

         Regulation S-X promulgated by the Securities and Exchange

         Commission (the "SEC")), or Mercantile or any of its wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not represent capital stock of the

         Surviving Corporation and shall not be exchanged for shares of Mercantile Common Stock.


                   1.07.  Exchange Procedures.  (a)  Mercantile shall

         designate a person reasonably acceptable to Bancshares to act as Exchange Agent hereunder (the "Exchange Agent").  At or prior to the Effective Time, Mercantile shall deposit, or

         cause to be deposited, with the Exchange Agent, for the ben-

         efit of the holders of record of certificates representing shares of Bancshares Common Stock (the "Certificates"), for exchange in accordance with this Article I, certificates rep-

         resenting the Mercantile Common Stock and cash in lieu of any fractional shares issuable pursuant to Section 1.06(ii) (such cash and certificates for Mercantile Common Stock, together









         with any dividends or distributions with respect thereto,

         being hereinafter referred to as the "Exchange Fund") in ex-

         change for outstanding Bancshares Common Stock.  As soon as practicable after the Effective Time holders of Certificates shall be instructed to tender such Certificates to the Ex-

         change Agent pursuant to a letter of transmittal that the

         Exchange Agent shall deliver or cause to be delivered to such holders.  Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon deliv-

         ery of such Certificates to the Exchange Agent.


                   (b)  Subject to Section 1.09, after the Effective

         Time, each holder of a Certificate that surrenders such Cer-

         tificate with a properly completed transmittal letter to the

         Exchange Agent will be entitled to (i) a certificate or cer-

         tificates representing the number of full shares of Mercan-

         tile Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with re-

         spect to such shares of Mercantile Common Stock, without in-

         terest, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to this Article I.













                   (c)  The Exchange Agent shall accept Certificates

         upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

         Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange Agent may

         reasonably require in accordance with customary exchange

         practices.


                   (d)  Each outstanding Certificate shall until duly

         surrendered to Mercantile or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.


                   (e)  After the Effective Time, holders of Certifi-

         cates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the con-

         sideration provided for in this Agreement.  After the Effec-

         tive Time, there shall be no further transfer on the records of Bancshares of Certificates, and if such Certificates are presented to Bancshares for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement.  No dividends declared will be remitted to any person entitled to receive Mercantile Common Stock under










         this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common

         Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have

         been imposed thereon.  A restrictive legend will be placed on, and stop transfer instructions shall be given to the Ex-

         change Agent and Mercantile's transfer agent in respect of,

         certificates representing Mercantile Common Stock issued in exchange for certificates surrendered for exchange by any

         person constituting an "affiliate" of Bancshares for purposes of Rule 145 of the Securities Act of 1933, as amended (to-

         gether with the rules and regulations thereunder, the "Secu-

         rities Act"), and identified in the letter or letters re-

         ferred to in Section 5.05 or otherwise identified as such by

         Mercantile, until Mercantile has received a written agreement from such person in the form attached as Exhibit C.  Mercan-

         tile and the Exchange Agent shall be entitled to rely upon the stock transfer books of Bancshares to establish the iden-

         tity of those persons entitled to receive consideration

         specified in this Agreement, which books shall be conclusive with respect thereto.  In the event of a dispute with respect to ownership of stock represented by any Certificate, Mercan-

         tile and the Exchange Agent shall be entitled to deposit any














         consideration represented thereby in escrow with an indepen-

         dent third party and thereafter be relieved with respect to any claims thereto.


                   If any certificate representing shares of Mercantile

         Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered,

         it shall be a condition of the issuance thereof that the Cer-

         tificate so surrendered shall be properly endorsed (or other-

         wise in proper form for transfer) and that the person request-

         ing such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Mercantile Common Stock in any name other than that of the registered holder of the

         Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


                   Any portion of the Exchange Fund that remains un-

         claimed by the stockholders of Bancshares for 12 months after the Effective Time shall be paid to Mercantile.  Notwithstand-

         ing the foregoing, none of Bancshares, Mercantile, the Exchange

         Agent or any other person shall be liable to any former holder of shares of Bancshares Common Stock for any amount delivered in good faith to a public official pursuant to applicable aban-

         doned property, escheat or similar laws.











                   In the event any Certificate shall have been lost,

         stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Mercantile, the posting by such person of a bond in such amount as Mercantile may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Cer-

         tificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Mercantile

         Common Stock, dividends and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agree-

         ment.


                   1.08.  Dissenting Shares.  (a)  "Dissenting Shares"

         means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the Missouri

         Act.  Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the Missouri Act; pro-

         vided, however, that if, in accordance with the Missouri Act,

         any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this Article I.











                   (b)  Bancshares shall give Mercantile (i) prompt

         notice of any written objections to the Merger and any writ-

         ten demands for the payment of the fair value of any shares,

         withdrawals of such demands, and any other instruments served pursuant to Section 351.455 of the Missouri Act received by

         Bancshares and (ii) the opportunity to participate in all

         negotiations and proceedings with respect to such demands

         under the Missouri Act.  Bancshares shall not voluntarily

         make any payment with respect to any demands for payment of fair value and shall not, except with the prior written con-

         sent of Mercantile, settle or offer to settle any such de-

         mands.


                   1.09.  No Fractional Shares.  Notwithstanding any

         other provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger.  Each holder who otherwise would

         have been entitled to a fraction of a share of Mercantile

         Common Stock shall receive in lieu thereof cash (without in-

         terest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be en-

         titled by the Closing Price per share of Mercantile Common

         Stock on the last business day preceding the Effective Time.

         With respect to a share of stock, "Closing Price" shall mean:

         the closing price as reported on the Consolidated Tape (as










         reported in The Wall Street Journal or in the absence there-

         of, by any other authoritative source).  No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.


                   1.10.  Anti-Dilution Adjustments.  If prior to the

         Effective Time Mercantile shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify,

         combine or make other similar change to Mercantile Common

         Stock, exchange Mercantile Common Stock for a different num-

         ber or kind of shares or securities or declare a dividend or make a distribution on Mercantile Common Stock in any secu-

         rity convertible into Mercantile Common Stock, or is involved in any transaction resulting in any of the foregoing (includ-

         ing any exchange of Mercantile Common Stock for a different number or kind of shares or securities), appropriate and pro-

         portionate adjustment or adjustments will be made to the Ex-

         change Ratio.


                   1.11.  Reservation of Right to Revise Transaction.

         Mercantile may at any time change the method of effecting the reorganization of the parties (including without limitation the provisions of this Article I) if and to the extent it

         deems such change to be desirable, including without limita-

         tion to provide for a merger of Bancshares directly into Mer-

         cantile, in which Mercantile is the surviving corporation, or










         a merger of Merger Sub into Bancshares, in which Bancshares is the surviving corporation, provided, however, that no such change shall (A) alter or change the amount or kind of con-

         sideration to be issued to holders of Bancshares Common Stock as provided for in this Agreement (the "Merger Consider-

         ation"), (B) adversely affect the tax treatment to Banc-

         shares' stockholders as a result of receiving the Merger Con-

         sideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCSHARES


                   Bancshares represents and warrants to and covenants

         with Mercantile as follows:


                   2.01.  Organization and Authority.  Bancshares is a

         corporation duly organized, validly existing and in good

         standing under the laws of the State of Missouri, is duly

         qualified to do business and is in good standing in all ju-

         risdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, ex-

         cept where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of

         Bancshares and its Subsidiaries, taken as a whole, and has









         corporate power and authority to own its properties and as-

         sets and to carry on its business as it is now being con-

         ducted.  Bancshares is registered as a bank holding company with the Board of Governors of the Federal Reserve System

         (the "Board") under the Holding Company Act.  True and com-

         plete copies of the Restated Articles of Incorporation and the Restated Bylaws of Bancshares and, to the extent reques-

         ted in writing by Mercantile, of the articles of incorpo-

         ration and bylaws of the Bancshares Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Ag-

         reement, have been provided to Mercantile.


                   2.02  Subsidiaries.  Schedule 2.02 sets forth a

         complete and correct list of all of Bancshares' Subsidiaries

         (each a "Bancshares Subsidiary" and collectively the "Banc-

         shares Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are

         owned directly or indirectly by Bancshares.  "Equity Securi-

         ties" of an issuer means capital stock or other equity secu-

         rities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character what-

         soever relating to, or securities or rights convertible into,

         shares of any capital stock or other Equity Securities of

         such issuer, or contracts, commitments, understandings or

         arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity









         Securities of such issuer, or options, warrants, scrip or

         rights to purchase, acquire, subscribe to, calls on or com-

         mitments for, or stock appreciation or similar rights in re-

         spect of, any shares of its capital stock or other Equity

         Securities.  All of the outstanding shares of capital stock of the Bancshares Subsidiaries are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 2.02,

         those shares owned directly or indirectly by Bancshares are owned free and clear of any lien, claim, charge, option, en-

         cumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto.  Each of the

         Bancshares Subsidiaries is a corporation, bank, trust company or other entity duly incorporated or organized, validly ex-

         isting, and in good standing under the laws of its juris-

         diction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

         Each of the Bancshares Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the Condition of Banc-

         shares and its Subsidiaries, taken as a whole.  Except as set forth on Schedule 2.02, Bancshares does not own beneficially,

         directly or indirectly, any shares of any class of Equity










         Securities or similar interests of any corporation, bank,

         business trust, association or similar organization except in each case in a fiduciary capacity or as a result of debts

         previously contracted.  As of the date hereof, Bancshares'

         bank Subsidiaries (the "Banks") consist of four state banking associations chartered under the laws of the states of Mis-

         souri and Illinois.  The deposits of each of the Banks are insured by the Bank Insurance Fund ("BIF") or, to the extent transferred to a Bank by the Resolution Trust Corporation or any savings association, by the Savings Association Insurance

         Fund of the Federal Deposit Insurance Corporation (the

         "FDIC").  The aggregate "adjusted attributable deposit

         amount" (as defined in 12 U.S.C. Section 1815) of the Banks is zero.  None of the Banks identified as such on Schedule

         2.02 are members of the Federal Reserve System.  Except as set forth on Schedule 2.02, neither Bancshares nor any Banc-

         shares Subsidiary holds any interest in a partnership or

         joint venture of any kind.


                   2.03.  Capitalization.  The authorized capital

         stock of Bancshares consists of (i) 30,000,000 shares of

         Bancshares Common Stock, of which, as of September 30, 1996,

         16,384,722 shares were issued and outstanding and (ii)

         500,000 shares of preferred stock, par value $25.00 ("Banc-

         shares Preferred Stock"), of which none are outstanding.  As of September 30, 1996, Bancshares had reserved (i) 1,029,566









         shares of Bancshares Common Stock for issuance under Banc-

         shares' stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Bancshares Stock Plans"),

         pursuant to which options ("Bancshares Stock Options") cover-

         ing 1,029,566 shares of Bancshares Common Stock are outstand-

         ing as of the date hereof, (ii) 148,090 shares of Bancshares

         Common Stock for issuance upon conversion of Bancshares' 7%

         convertible subordinated capital notes due 1999 (the "Banc-

         shares Convertible Notes") and (iii) approximately 261,479

         (subject to adjustment) shares of Bancshares Common Stock for issuance upon the acquisition of First City Bancshares, Inc.

         pursuant to an agreement dated July 17, 1996 (the "First City

         Acquisition Agreement").  Since September 30, 1996, no Equity

         Securities of Bancshares have been issued other than shares of Bancshares Common Stock which may have been issued upon the exercise of Bancshares Stock Options, the conversion of

         Bancshares Convertible Notes, as contemplated by the First

         City Acquisition Agreement or as may be issued pursuant to

         Bancshares' Savings Challenge Plan.  Except as set forth in this Section, there are no other Equity Securities of Banc-

         shares outstanding.  All of the issued and outstanding shares of Bancshares Common Stock are validly issued, fully paid,

         and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Bancshares.  Banc-

         shares maintains a dividend reinvestment plan.











                   2.04.  Authorization.  (a)  Bancshares has the cor-

         porate power and authority to enter into this Agreement and,

         subject to the approval of this Agreement by the stockholders of Bancshares, to carry out its obligations hereunder.  The only stockholder vote required for Bancshares to approve this

         Agreement is the affirmative vote of the holders of at least two thirds of the outstanding shares of Bancshares Common

         Stock entitled to vote on the Agreement.  The execution, de-

         livery and performance of this Agreement by Bancshares and the consummation by Bancshares of the transactions contem-

         plated hereby have been duly authorized by the Board of Di-

         rectors of Bancshares.  Subject to approval by the stock-

         holders of Bancshares, this Agreement is a valid and binding obligation of Bancshares enforceable against Bancshares in accordance with its terms.


                   (b)  Except as set forth on Schedule 2.04B, neither

         the execution, delivery nor performance by Bancshares of this

         Agreement, nor the consummation by Bancshares of the trans-

         actions contemplated hereby, nor compliance by Bancshares

         with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or consti-

         tute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required










         by, or result in a right of termination or acceleration of,

         or result in the creation of, any Lien upon any of the mate-

         rial properties or assets of Bancshares or any Bancshares

         Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obli-

         gation to which Bancshares or any Bancshares Subsidiary is a party or by which it may be bound, or to which Bancshares or any Bancshares Subsidiary or any of the material properties or assets of Bancshares or any Bancshares Subsidiary may be subject other than those as to which any such violation, con-

         flict, breach, event, termination, acceleration or creation would not have a material adverse effect on the Condition of

         Bancshares and the Bancshares Subsidiaries, taken as a whole,

         or (ii) subject to compliance with the statutes and regula-

         tions referred to in paragraph (c) of this Section 2.04, to the best knowledge of Bancshares, violate any judgment, rul-

         ing, order, writ, injunction, decree, statute, rule or regu-

         lation applicable to Bancshares or any Bancshares Subsidiary or any of their respective material properties or assets.


                   (c)  Other than in connection or in compliance with

         the provisions of the Missouri Act, the Securities Act, the

         Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the Investment Company Act









         of 1940, as amended, and the rules and regulations thereunder

         (the "Investment Company Act"), the securities or blue sky laws of the various states or filings, consents, reviews,

         authorizations, approvals or exemptions required under the

         Holding Company Act, and the Hart-Scott-Rodino Antitrust Im-

         provements Act of 1976 (the "HSR Act"), or any required ap-

         provals of or filings with the Missouri Division of Finance and Division of Insurance and the state banking regulators of the states of Illinois and Kansas (the "State Bank Regula-

         tors") or filings required with respect to any Transfer Taxes described in Section 5.18, no notice to, filing with, exemp-

         tion or review by, or authorization, consent or approval of,

         any public body or authority is necessary for the consumma-

         tion by Bancshares of the transactions contemplated by this

         Agreement.


                   2.05.  Bancshares Financial Statements.  The con-

         solidated and parent-company only condensed balance sheets of

         Bancshares and its Subsidiaries as of December 31, 1995, 1994

         and 1993 and related consolidated and condensed statements of income, cash flows and changes in shareholders' equity for each of the three years in the three-year period ended Decem-

         ber 31, 1995, together with the notes thereto, audited by

         Ernst & Young LLP and included in an annual report on Form

         10-K as filed with the SEC, and the unaudited consolidated balance sheets of Bancshares and its Subsidiaries as of March









         31 and June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the periods then

         ended included in quarterly reports on Form 10-Q (each a

         "Bancshares Form 10-Q") as filed with the SEC (collectively,

         the "Bancshares Financial Statements"), have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP"),

         present fairly the consolidated financial position of Banc-

         shares and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockhold-

         ers' equity of Bancshares and its Subsidiaries for the peri-

         ods stated therein and are derived from the books and records of Bancshares and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations.  Neither Bancshares nor any of its Subsidiaries has any contingent liabilities that are material, either in-

         dividually or in the aggregate, to Bancshares and its Subsid-

         iaries, taken as a whole, other than those reflected in the

         Bancshares Financial Statements or disclosed in the footnotes thereto, reflected in the Bancshares SEC Reports (as herein-

         after defined), arising pursuant to agreements in the ordi-

         nary course of business or set forth on Schedule 2.05.


                   2.06.  Bancshares Reports.  Since January 1, 1993,

         each of Bancshares and the Bancshares Subsidiaries has filed









         all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements,

         (ii) the Board, (iii) the FDIC, (iv) the State Bank Regula-

         tors, and (v) except in the case of this clause (v) where the failure to file such report, registration or statement, ei-

         ther individually or in the aggregate, will not have a mate-

         rial adverse effect on the Condition of Bancshares and its

         Subsidiaries, taken as a whole, any other federal, state,

         municipal, local or foreign government, securities, banking,

         savings and loan, insurance and other governmental or regula-

         tory authority and the agencies and staffs thereof (the en-

         tities in the foregoing clauses (i) through (v) being re-

         ferred to herein collectively as the "Regulatory Authorities"

         and individually as a "Regulatory Authority").  All such re-

         ports and statements filed with the SEC are collectively re-

         ferred to herein as "Bancshares SEC Reports" and all such

         reports and statements filed with any Regulatory Authority are collectively referred to herein as "Bancshares Reports."

         As of its respective date, each Bancshares Report complied in all material respects with all the rules and regulations pro-

         mulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to












         state a material fact required to be stated therein or neces-

         sary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                   2.07.  Properties and Leases.  Except as may be

         reflected in the Bancshares Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Bancshares and its Subsidiaries have good title free and clear of any

         Lien (except for Liens that do not materially interfere with the use of, or materially affect the value of, the property subject to such Lien) to all the real and personal property reflected in Bancshares' consolidated balance sheet as of

         June 30, 1996 included in the most recent Bancshares Form

         10-Q and, in each case, all real and personal property ac-

         quired since such date, except such real and personal prop-

         erty as has been disposed of in the ordinary course of busi-

         ness and real and personal property that is not material,

         either individually or in the aggregate, to Bancshares and its Subsidiaries, taken as a whole.  All leases material to

         Bancshares and the Bancshares Subsidiaries, taken as a whole,

         pursuant to which Bancshares or any Bancshares Subsidiary, as lessee, leases real or personal property, are valid and

         effective in accordance with their respective terms, and

         there is not, under any of such leases, any material existing default by Bancshares or any Bancshares Subsidiary or any

         event which, with









         notice or lapse of time or both, would constitute such a ma-

         terial default.  Substantially all of Bancshares' and Banc-

         shares Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and

         serviceable condition, normal wear and tear excepted.


                   2.08.  Taxes.  Except as previously disclosed by

         Bancshares to Mercantile, (i) Bancshares and each Bancshares

         Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date except where failures to so

         timely file would not, individually or in the aggregate, rea-

         sonably be expected to have a material adverse effect on the

         Condition of Bancshares and the Bancshares Subsidiaries,

         taken as a whole ("Bancshares Returns"); (ii) each of Banc-

         shares and its Subsidiaries has paid, or set up adequate re-

         serves on the Bancshares Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Bancshares Financial Statements and has paid or set up adequate reserves on the most recent financial

         statements Bancshares has filed under the Exchange Act for the payment of, all taxes anticipated to be payable in re-

         spect of the periods covered by such financial statements, in each case except where failures to so pay or set up adequate reserves would not, individually or in the aggregate, reason-

         ably be expected to have a material adverse effect on the









         Condition of Bancshares and the Bancshares Subsidiaries,

         taken as a whole; (iii) no material deficiencies for any tax,

         assessment or governmental charge have been proposed, as-

         serted or assessed in writing by any governmental or taxing authority against any of Bancshares or any Bancshares Subsid-

         iary which have not been settled or would not be covered by existing reserves; (iv) neither Bancshares nor any Bancshares

         Subsidiary is delinquent in the payment of any material tax,

         assessment or governmental charge shown to be due on any

         Bancshares Return (taking into account extensions properly obtained), and no waiver of the time to assess any tax

         granted in writing by Bancshares or any Bancshares Subsidiary is pending; (v) the federal and state income tax returns of

         Bancshares and the Bancshares Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended

         through December 31, 1992, or the period for assessment of taxes in respect of such periods has expired.  To the best knowledge of Bancshares, the representations set forth in the

         Bancshares Tax Certificate attached as Exhibit D to this

         Agreement, if made on the date hereof (assuming the Merger was consummated on the date hereof), would be true and cor-

         rect.














                   2.09.  Material Adverse Change.  Since December 31,

         1995, there has been no material adverse change in the Con-

         dition of Bancshares and its Subsidiaries, taken as a whole,

         except (i) as may have resulted or may result from changes to laws and regulations or changes in economic conditions appli-

         cable to banking institutions generally or in general levels of interest rates affecting banking institutions generally and (ii) the costs incurred or to be incurred by Bancshares in connection with this Agreement, including costs incurred for investment banking, accounting and legal services.


                   2.10.  Commitments and Contracts.  (a)  Except as set

         forth on Schedule 2.10A, neither Bancshares nor any Bancshares

         Subsidiary is a party or subject to any of the following (whe-

         ther written or oral, express or implied):


                           (i)  any material agreement, arrangement or

                   commitment (A) not made in the ordinary course of

                   business or (B) pursuant to which Bancshares or any

                   of its Subsidiaries is or may become obligated to

                   invest in or contribute capital to any Bancshares

                   Subsidiary;


                          (ii)  any agreement, indenture or other in-

                   strument not disclosed in the Bancshares Financial

                   Statements relating to the borrowing of money by











                   Bancshares or any Bancshares Subsidiary or the gua-

                   rantee by Bancshares or any Bancshares Subsidiary

                   of any such obligation (other than trade payables

                   or instruments related to transactions entered into

                   in the ordinary course of business by any Banc-

                   shares Subsidiary, such as deposits, Fed Funds bor-

                   rowings, hedges, swaps, repurchase agreements and

                   other ordinary course money market transactions);


                         (iii)  any contract, agreement or understand-

                   ing with any labor union or collective bargaining

                   organization relating to employees of Bancshares or

                   Bancshares Subsidiaries;


                          (iv)  any contract containing covenants

                   which materially limit the ability of Bancshares or

                   any Bancshares Subsidiary to compete in any line of

                   business or with any person or which involve any

                   restriction of the geographical area in which Banc-

                   shares or any Bancshares Subsidiary may carry on

                   its business, or which materially limits the method

                   by which Bancshares or any Bancshares Subsidiary

                   may carry on its business (other than as may be

                   required by law or any applicable Regulatory Au-

                   thority and other than with respect to any matter












                   which is not material to Bancshares and its Subsid-

                   iaries, taken as a whole);


                           (v)  any other contract or agreement which

                   is a "material contract" within the meaning of Item

                   601(b)(10) of Regulation S-K promulgated by the

                   SEC; or


                          (vi)  any lease with annual rental payments

                   aggregating $250,000 or more.


                   (b)  Neither Bancshares nor any Bancshares Subsidiary

         is in violation of its charter documents or bylaws or in de-

         fault under any material agreement, commitment, arrangement,

         lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and wheth-

         er written or oral, and there has not occurred any event that,

         with the lapse of time or giving of notice or both, would con-

         stitute such a default, except, in all cases, where such de-

         fault would not have a material adverse effect on the Condition of Bancshares and its Subsidiaries, taken as a whole.


                   2.11.  Litigation and Other Proceedings.  Except as

         set forth on Schedule 2.11, neither Bancshares nor any Banc-

         shares Subsidiary is a party to any pending or, to the best














         knowledge of Bancshares, threatened claim, action, suit, in-

         vestigation or proceeding, or is subject to any order, judg-

         ment or decree, except for matters which, in the aggregate,

         will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Bancshares and its Subsidiaries, taken as a whole.  Without limiting the

         generality of the foregoing, as of the date of this Agree-

         ment, there are no actions, suits, or proceedings pending or,

         to the best knowledge of Bancshares, threatened against Banc-

         shares or any Bancshares Subsidiary or any of their respec-

         tive officers or directors by any stockholder of Bancshares or any Bancshares Subsidiary (or any former stockholder of

         Bancshares or any Bancshares Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community

         Reinvestment Act of 1977, as amended, or the fair lending

         laws or which purport or seek to enjoin or restrain the

         transactions contemplated by this Agreement.


                   2.12.  Insurance.  Each of Bancshares and its Sub-

         sidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices)

         pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contem-

         plated hereby) occurring prior to the Effective Time that are









         known to Bancshares, except for such matters which, individu-

         ally or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Con-

         dition of Bancshares and its Subsidiaries, taken as a whole.

         Promptly after the date hereof, Bancshares shall provide a list of all insurance policies maintained by or for the ben-

         efit of Bancshares or its Subsidiaries or their directors,

         officers, employees or agents.


                   2.13.  Compliance with Laws.  (a)  Bancshares and

         each of its Subsidiaries have all permits, licenses, authoriza-

         tions, orders and approvals of, and have made all filings, ap-

         plications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as pres-

         ently conducted, except where the failure to so have or make would not have a material adverse effect on the Condition of

         Bancshares and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and ap-

         provals are in full force and effect and, to the best knowledge of Bancshares, no suspension or cancellation of any of them is threatened; and all such filings, applications and registra-

         tions are current.















                   (b)  Except for failures to comply or defaults

         which individually or in the aggregate would not have a ma-

         terial adverse effect on the Condition of Bancshares and its

         Subsidiaries, taken as a whole, (i) each of Bancshares and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, buil-

         ding codes, the Employee Retirement Income Security Act of

         1974, as amended ("ERISA"), and securities, tax, environmen-

         tal, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Bancshares Subsidiary that is a bank or savings as-

         sociation, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy state-

         ments pertaining to the conduct of a banking, deposit-taking,

         lending or related business, or to the exercise of trust pow-

         ers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Bancshares nor any Bancshares Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both,

         could result in the default under, the terms of any judgment,

         order, writ, decree, permit, or license of any Regulatory

         Authority or court, whether federal, state, municipal, or

         local and whether at law or in equity.  Except for liabili-

         ties which individually or in the aggregate would not have a material adverse effect on the Condition of Bancshares and










         its Subsidiaries, taken as a whole, neither Bancshares nor any Bancshares Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation,

         or use of any Property (as defined below) of Bancshares (whe-

         ther directly or, to the best knowledge of Bancshares, as a consequence of such Property being part of the investment

         portfolio of Bancshares or any Bancshares Subsidiary) (A)

         that is contaminated by or contains any hazardous waste,

         toxic substance, or related materials, including without

         limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B)

         on which any Toxic Substance has been stored, disposed of,

         placed, or used in the construction thereof.  "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capa-

         city as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such per-

         son has an interest.  As of the date of this Agreement, no claim, action, suit, or proceeding is pending against Banc-

         shares or any Bancshares Subsidiary relating to Property of

         Bancshares before any court or other Regulatory Authority or












         arbitration tribunal relating to hazardous substances, pollu-

         tion or the environment, and there is no outstanding judg-

         ment, order, writ, injunction, decree, or award against or affecting Bancshares or any Bancshares Subsidiary with re-

         spect to the same.  Except for statutory or regulatory re-

         strictions of general application, no Regulatory Authority has placed any restriction on the business of Bancshares or any Bancshares Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Banc-

         shares and its Subsidiaries, taken as a whole.


                   (c)  From and after January 1, 1993, neither Banc-

         shares nor any Bancshares Subsidiary has received any notifica-

         tion or communication which has not been resolved from any Reg-

         ulatory Authority (i) asserting that Bancshares or any Banc-

         shares Subsidiary, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory

         Authority enforces, except with respect to matters which (A)

         are set forth on Schedule 2.13C or in any writing previously furnished to Mercantile or (B) reasonably could not be expected to have a material adverse effect on the Condition of Banc-

         shares and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental autho-

         rization that is material to the Condition of Bancshares and its Subsidiaries, taken as a whole, including without limita-

         tion such company's status as an insured depositary institution









         under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Bancshares or any of its Subsidiaries,

         or indicating that Bancshares or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any material manner the operations of Bancshares or any of its Sub-

         sidiaries, including without limitation any restriction on the payment of dividends.  No such cease and desist order, agree-

         ment or memorandum of understanding or other agreement is cur-

         rently in effect.


                   (d)  Neither Bancshares nor any Bancshares Subsid-

         iary is required by Section 32 of the Federal Deposit Insur-

         ance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of

         directors or the employment of an individual as a senior ex-

         ecutive officer.


                   2.14.  Labor.  No work stoppage involving Bancshares

         or any Bancshares Subsidiary, is pending or, to the best knowl-

         edge of Bancshares, threatened which reasonably could be ex-

         pected to have a material adverse effect on the Condition of

         Bancshares and its Subsidiaries, taken as a whole.  Neither

         Bancshares nor any Bancshares Subsidiary is involved in, or, to the best knowledge of Bancshares, threatened with or affected










         by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a mate-

         rial adverse affect on the Condition of Bancshares and its Sub-

         sidiaries, taken as a whole.


                   2.15.  Material Interests of Certain Persons.  (a)

         Except as set forth in Bancshares' Proxy Statement for its

         1996 Annual Meeting of Stockholders, to the best knowledge of

         Bancshares, no officer or director of Bancshares or any Banc-

         shares Subsidiary, or any "associate" (as such term is de-

         fined in Rule 14a-1 under the Exchange Act) of any such of-

         ficer or director, has any material interest in any material contract or property (real or personal, tangible or intan-

         gible), used in, or pertaining to the business of, Bancshares or any Bancshares Subsidiary, which in the case of Bancshares is required to be disclosed by Item 404 of Regulation S-K

         promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under Section 12 of the Ex-

         change Act.


                   (b)  Except as set forth in Bancshares' Proxy

         Statement for its 1996 Annual Meeting of Stockholders or on

         Schedule 2.15B, as of September 30, 1996, there are no loans from Bancshares or any Bancshares Subsidiary to any present












         officer, director, employee or any associate or related in-

         terest of any such person which was or would be required un-

         der any rule or regulation to be approved by or reported to

         Bancshares' or Bancshares Subsidiary's Board of Directors

         ("Insider Loans"), and no Insider Loans in excess of $500,000 have been made since September 30, 1996.  All outstanding

         Insider Loans from Bancshares or any Bancshares Subsidiary were approved by or reported to the appropriate board of di-

         rectors in accordance with applicable law and regulations.


                   2.16.  Allowance for Loan and Lease Losses.  The

         allowances for loan and lease losses contained in the Banc-

         shares Financial Statements were established in accordance with the past practices and experiences of Bancshares and its

         Subsidiaries.


                   2.17.  Employee Benefit Plans.  (a)  Except as set

         forth in Schedule 2.17A, neither Bancshares nor any Bancshares

         Subsidiary is a party to any existing employment, management,

         consulting, deferred compensation, change-in-control or other similar contract.  "Bancshares Employee Plans" means all pen-

         sion, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus,

         medical, disability, workers' compensation, vacation, group












         insurance, severance and other material employee benefit, in-

         centive and welfare policies, contracts, plans and arrange-

         ments, and all trust agreements related thereto, maintained

         (currently or at any time in the last five years) by or con-

         tributed to by Bancshares or any Bancshares Subsidiary in re-

         spect of any of the present or former directors, officers, or other employees of and/or consultants to Bancshares or any

         Bancshares Subsidiary.  Schedule 2.17A lists all Bancshares

         Employee Plans currently in effect.  Bancshares has furnished,

         or will furnish promptly after the date hereof, Mercantile with the following documents with respect to each Bancshares Em-

         ployee Plan:  (i) a true and complete copy of all written docu-

         ments comprising such Bancshares Employee Plan (including

         amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Bancshares Employee Plan; (ii) the most re-

         cent Form 5500 or Form 5500-C (including all schedules

         thereto), if applicable; (iii) the most recent financial state-

         ments and actuarial reports, if any; (iv) the summary plan de-

         scription currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination let-

         ter, if any.  Without limiting the generality of the foregoing,
















         Bancshares has furnished Mercantile with true and complete cop-

         ies of each form of stock option grant or stock option agree-

         ment that is outstanding under any stock option plan of Banc-

         shares or any Bancshares Subsidiary.


                   (b)  Except as set forth in Schedule 2.17B, all

         Bancshares Employee Plans have been maintained and operated materially in accordance with their terms and with the mate-

         rial requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code.  All contributions required to be made to Bancshares Employee Plans have been made.


                   (c)  With respect to each of the Bancshares Em-

         ployee Plans which is a pension plan (as defined in Section

         3(2) of ERISA) (the "Pension Plans"), except as set forth in

         Schedule 2.17C:  (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the

         Internal Revenue Code has been determined to be so qualified by the Internal Revenue Service and, to the knowledge of

         Bancshares, such determination letter may still be relied

         upon, and each related trust is exempt from taxation under

         Section 501(a) of the Internal Revenue Code; (ii) the actu-

         arial present value of accumulated plan benefits under each

         Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report,










         did not, in each case, as of the last applicable annual valu-

         ation date, exceed the value of the assets of the Pension

         Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Bancshares, there has been no "prohib-

         ited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, which

         could subject any Pension Plan or associated trust, or the

         Bancshares or any Bancshares Subsidiary, to any material tax or penalty; (iv) except as set forth on Schedule 2.17C, no

         Pension Plan subject to Title IV of ERISA or any trust cre-

         ated thereunder has been terminated, nor have there been any

         "reportable events" (as that term is defined in Section 4043 of ERISA) with respect to any Pension Plan for which the 30-

         day notice requirement has not been waived on or after Janu-

         ary 1, 1985; and (v) no Pension Plan or any trust created

         thereunder has incurred any "accumulated funding deficiency,"

         as such term is defined in Section 302 of ERISA (whether or not waived).  No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a "multiple employer pension plan" as described in Section 4063(a) of

         ERISA.


                   (d)  Except as set forth on Schedule 2.17D, neither

         Bancshares nor any Bancshares Subsidiary has any liability for any post-retirement health, medical or similar benefit of











         any kind whatsoever, except as required by statute or regula-

         tion.


                   (e)  To the knowledge of Bancshares, neither Banc-

         shares nor any Bancshares Subsidiary has any material lia-

         bility under ERISA or the Internal Revenue Code as a result of its being a member of a group described in Sections

         414(b), (c), (m) or (o) of the Internal Revenue Code.


                   (f)  Except as set forth on Schedule 2.17F, neither

         the execution nor delivery of this Agreement, nor the con-

         summation of any of the transactions contemplated hereby,

         will (i) result in any material payment (including without limitation severance, unemployment compensation or golden

         parachute payment) becoming due to any director or employee of Bancshares or any Bancshares Subsidiary from any of such entities, (ii) materially increase any benefit otherwise pay-

         able under any of the Bancshares Employee Plans or (iii) re-

         sult in the acceleration of the time of payment of any such benefit.  No holder of an option to acquire stock of Banc-

         shares has or will have at any time through the Effective

         Time the right to receive any cash or other payment (other than the issuance of stock of Bancshares) in exchange for or with respect to all or any portion of such option.  No Banc-

         shares Employee Stock Option has an associated "re-load" fea-

         ture.











                   2.18.  Conduct of Bancshares to Date.  From and

         after January 1, 1996 through the date of this Agreement,

         except as set forth on Schedule 2.18 or in Bancshares Finan-

         cial Statements or the Bancshares SEC Reports:  (i) Banc-

         shares and the Bancshares Subsidiaries have conducted their respective businesses in all material respects in the or-

         dinary and usual course consistent with past practices; (ii)

         neither Bancshares nor any Bancshares Subsidiary has incurred any material obligation or liability (absolute or contin-

         gent), except normal trade or business obligations or li-

         abilities incurred in the ordinary course of business, or

         subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past prac-

         tice; (iii) neither Bancshares nor any Bancshares Subsidiary has discharged or satisfied any material Lien or paid any

         material obligation or liability (absolute or contingent),

         other than in the ordinary course of business; (iv) neither

         Bancshares nor any Bancshares Subsidiary has sold, assigned,

         transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law, neither Bancshares nor any

         Bancshares Subsidiary has (A) increased the rate of compensa-

         tion of, or paid any bonus to, any of its directors, offic-

         ers, or other employees, except merit or promotion increases









         in accordance with existing policy, (B) entered into any new,

         or amended or supplemented any existing, employment, manage-

         ment, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substan-

         tially modified any of the Bancshares Employee Plans or (D)

         agreed to do any of the foregoing; (vi) neither Bancshares nor any Bancshares Subsidiary has suffered any material dam-

         age, destruction, or loss, whether as the result of fire,

         explosion, earthquake, accident, casualty, labor trouble,

         requisition, or taking of property by any Regulatory Author-

         ity, flood, windstorm, embargo, riot, act of God or the en-

         emy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Bancshares nor any Bancshares

         Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Bancshares and its Subsidiaries.


                   2.19.  Proxy Statement, etc.  None of the informa-

         tion regarding Bancshares or any Bancshares Subsidiary sup-

         plied or to be supplied by Bancshares for inclusion or in-

         cluded in (i) the registration statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of register-

         ing the shares of Mercantile Common Stock to be exchanged for shares of Bancshares Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy statement (the "Joint Proxy Statement") to be mailed to









         stockholders of Mercantile and Bancshares in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regu-

         latory Authority and, in the case of the Registration State-

         ment, when it becomes effective and, with respect to the

         Joint Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any mate-

         rial fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meetings of stockholders referred to in Section 5.03 (the

         "Meetings"), be false or misleading with respect to any mate-

         rial fact, or omit to state any material fact necessary to correct any statement in any earlier communication with re-

         spect to the solicitation of any proxy for the Meetings.  All documents which Bancshares or any Bancshares Subsidiary is responsible for filing with any Regulatory Authority in con-

         nection with the Merger will comply as to form in all mate-

         rial respects with the provisions of applicable law.


                   2.20.  Registration Obligations.  Except as set

         forth on Schedule 2.20, neither Bancshares nor any Bancshares

         Subsidiary is under any obligation, contingent or otherwise,

         to register any of its securities under the Securities Act.










                   2.21.  State Takeover Statutes.  The transactions

         contemplated by this Agreement are not subject to any appli-

         cable state takeover law under the laws of the State of Mis-

         souri or any other state applicable to Bancshares.


                   2.22.  Accounting, Tax and Regulatory Matters.

         Neither Bancshares nor any Bancshares Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contem-

         plated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code or (ii)

         materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.


                   2.23.  Brokers and Finders.  Except for Morgan

         Stanley & Co. Incorporated, neither Bancshares nor any Banc-

         shares Subsidiary nor any of their respective officers, di-

         rectors or employees has employed any broker or finder or

         incurred any liability for any financial advisory fees, bro-

         kerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Bancshares or any

         Bancshares Subsidiary, in connection with this Agreement or the transactions contemplated hereby.  Schedule 2.23 dis-

         closes a bona fide estimate of the aggregate amount of all









         fees and expenses expected to be paid by Bancshares to all attorneys, accountants or investment bankers in connection with the Merger ("Merger Fees").


                   2.24.  Other Activities.  (a)  Except as set forth

         on Schedule 2.24A, neither Bancshares nor any of its Subsid-

         iaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is di-

         rectly related to an extension of credit by Bancshares or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the

         debtor.


                   (b)  Except as set forth on Schedule 2.24B, to the

         knowledge of Bancshares' management:  each Bancshares Subsid-

         iary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under applicable law of Reg-

         ulatory Authorities and in material accordance with the

         agreements and instruments governing such Trust Activities,

         sound fiduciary principles and applicable law and regulation;

         there is no investigation or inquiry by any governmental en-

         tity pending or threatened against Bancshares or any of its

         Subsidiaries thereof relating to the compliance by Bancshares or any of its Subsidiaries with sound fiduciary principles










         and applicable law and regulations; and except when such

         failure would not have a material adverse effect on the Con-

         dition of Bancshares and the Bancshares Subsidiary, taken as a whole, each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of com-

         plying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and proce-

         dures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of gov-

         ernmental entities or such policies and procedures.


                   2.25.  Interest Rate Risk Management Instruments.

         (a)  Set forth on Schedule 2.25A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrange-

         ments to which Bancshares or any of its Subsidiaries is a

         party or by which any of their properties or assets may be bound.


                   (b)  All interest rate swaps, caps, floors and op-

         tion agreements and other interest rate risk management

         arrangements to which Bancshares or any of its Subsidiaries










         is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Bancshares, in accordance with pru-

         dent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect.  Bancshares and each of its Subsidiaries has duly performed in all material respects all of its obligations

         thereunder to the extent that such obligations to perform

         have accrued, and, to the knowledge of Bancshares, as of the date hereof, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.


                   2.26.  Accuracy of Information.  To the knowledge

         of Bancshares, the statements of Bancshares contained in this

         Agreement, the Schedules and any other written document exe-

         cuted and delivered by or on behalf of Bancshares pursuant to the terms of this Agreement are true and correct in all mate-

         rial respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.















                                  ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF MERCANTILE


                   Mercantile represents, and warrants to and cov-

         enants with Bancshares as follows:


                   3.01.  Organization and Authority.  Mercantile is a

         corporation and each of its Subsidiaries (each, a "Mercantile

         Subsidiary") is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all ju-

         risdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being con-

         ducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.  Mercantile is regis-

         tered as a bank holding company with the Board under the

         Holding Company Act.  True and complete copies of the Ar-

         ticles of Incorporation and Bylaws of Mercantile and of

         Merger Sub, each in effect on the date of this Agreement,

         have been provided to Bancshares.


                   3.02.  Capitalization.  The authorized capital

         stock of Mercantile consists of (i) 100,000,000 shares of









         Mercantile Common Stock, of which, as of September 30, 1996,

         63,255,861 shares were issued and outstanding and (ii)

         5,000,000 shares of preferred stock, no par value ("Mercan-

         tile Preferred Stock"), issuable in series, none of which, as of September 30, 1996, is issued and outstanding.  Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has

         reserved such shares for issuance upon the exercise of Pre-

         ferred Stock Purchase Rights (the "Rights") under a Rights

         Agreement dated May 23, 1988 (the "Mercantile Rights Agree-

         ment"), between Mercantile and Mercantile Bank of St. Louis

         National Association, as Rights Agent.  As of September 30,

         1996, Mercantile had reserved (i) 1,166,068 shares of Mercan-

         tile Common Stock for issuance under various stock option and incentive plans ("Mercantile Stock Options"), (ii) 1,177,066 shares of Mercantile Common Stock for issuance upon the ac-

         quisition of Today's Bancorp, Inc. ("Today's") pursuant to an agreement dated March 19, 1996, (iii) 258,783 shares of Mer-

         cantile Common Stock for issuance upon the acquisition of

         First Financial Corp. of America ("First Financial") pursuant to an agreement dated July 9, 1996, and (iv) 600,418 shares of Mercantile Common Stock for issuance upon the acquisition of Regional Bancshares, Inc. ("Regional") pursuant to an

         agreement dated August 22, 1996.  From September 30, 1996

         through the date of this Agreement, no shares of Mercantile










         Common Stock or other Equity Securities of Mercantile have been issued excluding any such shares which may have been

         issued pursuant to stock-based employee benefit or incentive plans and programs, or pursuant to the foregoing agreements.

         Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agree-

         ments providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, sav-

         ings and loan holding company or other company (or the assets thereof) for consideration that may include equity securi-

         ties.  In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, other-

         wise determine to issue equity, equity-linked or other se-

         curities for financing purposes.  Notwithstanding the fore-

         going, Mercantile will not take any action that would (i)

         prevent the transactions contemplated hereby from qualifying

         (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the In-

         ternal Revenue Code or (ii) materially impede or delay re-

         ceipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agree-

         ment.  Except as set forth in this Section and except pur-

         suant to the Mercantile Rights Agreement, there are no other

         Equity Securities of Mercantile outstanding.  All of the is-

         sued and outstanding shares of Mercantile Common Stock are










         validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any

         stockholder of Mercantile.  The Mercantile Common Stock to be

         issued in the Merger will be, when so issued, duly autho-

         rized, validly issued, fully paid and non-assessable, and

         will not be issued in violation of any preemptive right of any stockholder of Mercantile.


                   3.03.  Authorization.  (a)  Each of Mercantile and

         Merger Sub has the corporate power and authority to enter

         into this Agreement and to carry out its obligations here-

         under.  The only stockholder vote required for Mercantile to approve the Agreement is the affirmative vote of the holders of at least a majority of the votes cast in connection with the Agreement by holders of Mercantile Common Stock.  The

         execution, delivery and performance of this Agreement by Mer-

         cantile and Merger Sub and the consummation by Mercantile and

         Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercan-

         tile and Merger Sub.  This Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against

         Mercantile and Merger Sub in accordance with its terms.


                   (b)  Neither the execution, delivery nor perfor-

         mance by Mercantile or Merger Sub of this Agreement, nor the consummation by Mercantile or Merger Sub of the transactions










         contemplated hereby, nor compliance by Mercantile or Merger

         Sub with any of the provisions hereof, will (i) violate, con-

         flict with or result in a breach of any provisions of, or

         constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or re-

         sult in the creation of, any Lien upon any of the material properties or assets of Mercantile or any Mercantile Subsid-

         iary under any of the terms, conditions or provisions of (x)

         its articles or certificate of incorporation or bylaws, or

         (y) any material note, bond, mortgage, indenture, deed of

         trust, license, lease, agreement or other instrument or obli-

         gation to which Mercantile or any Mercantile Subsidiary is a party or by which it may be bound, or to which Mercantile or any Mercantile Subsidiary or any of the material properties of Mercantile or any Mercantile Subsidiary may be subject,

         other than those as to which any such violation, conflict,

         breach, event, termination, acceleration or creation would not have a material adverse effect on the Condition of Mer-

         cantile and the Mercantile Subsidiaries, taken as a whole, or

         (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the

         best knowledge of Mercantile, violate any judgment, ruling,

         order, writ, injunction, decree, statute, rule or regulation










         applicable to Mercantile or any of its Subsidiaries or any of

         their respective material properties or assets.


                   (c)  Other than in connection with or in compliance

         with the provisions of Missouri Act, the Securities Act, the

         Exchange Act, the Investment Company Act, the securities or blue sky laws of the various states or filings, consents,

         reviews, authorizations, approvals or exemptions required

         under the Holding Company Act, and the HSR Act, or any re-

         quired approvals of the Federal Reserve Board or the State

         Bank Regulators or filings required with respect to any

         Transfer Taxes described in Section 5.18, no notice to, fil-

         ing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile of the transactions contem-

         plated by this Agreement.


                   3.04.  Mercantile Financial Statements.  The supp-

         lemental consolidated and parent company only balance sheets of Mercantile and its Subsidiaries as of December 31, 1995,

         1994 and 1993 and related supplemental consolidated and

         parent company only statements of income, cash flows and

         changes in shareholders' equity for each of the three years in the three-year period ended December 31, 1995, together














         with the notes thereto, audited by KPMG Peat Marwick ("Mer-

         cantile Auditors") and included in Mercantile's current re-

         port on Form 8-K dated March 11, 1996 as filed with the SEC,

         and the unaudited consolidated balance sheets of Mercantile and its Subsidiaries as of March 31 and June 30, 1996 and the

         related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly re-

         ports on Form 10-Q as filed with the SEC (collectively, the

         "Mercantile Financial Statements"), have been prepared in

         accordance with GAAP, present fairly the consolidated finan-

         cial position of Mercantile and its Subsidiaries at the dates and the consolidated results of operations, changes in stock-

         holders' equity and cash flows of Mercantile and its Subsid-

         iaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries,

         which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations.  Neither Mercantile nor any of its Subsidiaries has any contingent liabilities that are material either individually, or in the aggregate, to

         Mercantile and its Subsidiaries, taken as a whole, other than those reflected in the Mercantile Financial Statements or

         disclosed in the footnotes thereto, in the Mercantile SEC

         Reports (as hereinafter defined) or arising pursuant to

         agreements in the ordinary course of business.











                   3.05.  Mercantile Reports.  Since January 1, 1993,

         each of Mercantile and the Mercantile Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority.  All such

         reports and statements filed with the SEC are collectively referred to herein as "Mercantile SEC Reports" and all such reports and statements filed with any such Regulatory Author-

         ity are collectively referred to herein as the "Mercantile

         Reports."  As of its respective date, each Mercantile Report complied in all material respects with all the rules and re-

         gulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated there-

         in or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                   3.06.  Material Adverse Change.  Since December 31,

         1995, there has been no material adverse change in the Con-

         dition of Mercantile and its Subsidiaries, taken as a whole,

         except (i) as may have resulted or may result from changes to
















         laws and regulations or changes in economic conditions ap-

         plicable to banking institutions generally or in general lev-

         els of interest rates affecting banking institutions gen-

         erally and (ii) the costs incurred or to be incurred by Mer-

         cantile in connection with this Agreement, including costs incurred for investment banking, accounting and legal ser-

         vices.


                   3.07.  Compliance with Laws.  (a)  Each of Mercan-

         tile and its Subsidiaries has complied with all laws, regula-

         tions, and orders (including without limitation zoning ordi-

         nances, building codes, ERISA, and securities, tax, environ-

         mental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Mercantile Subsidiary that is a bank, banking organi-

         zation, thrift, banking corporation or trust company, all

         statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking or lending or

         related business or to the exercise of trust powers) and gov-

         erning instruments applicable to them and to the conduct of their business, except where such failure to comply would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, and (ii) neither Mer-

         cantile nor any Mercantile Subsidiary is in default under,

         and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms









         of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state,

         municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.  Neither Mercantile nor any Mercantile Subsidiary is subject to or reasonably likely to incur a liability as a

         result of its ownership, operation, or use of any Property of

         Mercantile (whether directly or, to the best knowledge of

         Mercantile, as a consequence of such Property being part of the investment portfolio of Mercantile or any Mercantile Sub-

         sidiary) (A) that is contaminated by or contains any Toxic

         Substance, or (B) on which any Toxic Substance has been

         stored, disposed of, placed, or used in the construction

         thereof; and which, in each case, reasonably could be ex-

         pected to have a material adverse effect on the Condition of

         Mercantile and its Subsidiaries, taken as a whole.  Except for statutory or regulatory restrictions of general applica-

         tion, no Regulatory Authority has placed any restriction on the business of Mercantile or any Mercantile Subsidiary which reasonably could be expected to have a material adverse ef-

         fect on the Condition of Mercantile and its Subsidiaries,

         taken as a whole.  As of the date of this Agreement, no

         claim, action, suit, or proceeding is pending against Mer-

         cantile or any Mercantile Subsidiary relating to Property of










         Mercantile before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollu-

         tion, or the environment, and there is no outstanding judg-

         ment, order, writ, injunction, decree, or award against or affecting Mercantile or any Mercantile Subsidiary with re-

         spect to the same.


                   (b)  Mercantile and each of its Subsidiaries have

         all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted, except where the failure to so have or make would not have a mate-

         rial adverse effect on the Condition of Mercantile and its

         Subsidiaries, taken as a whole; all such permits, licenses,

         certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Mercantile, no suspension or cancellation of any of them is threatened; and

         all such filings, applications and registrations are current.


                   (c)  From and after January 1, 1993, neither Mer-

         cantile nor any Mercantile Subsidiary has received any noti-

         fication or communication which has not been resolved from any Regulatory Authority (i) asserting that any Mercantile or












         any Subsidiary of Mercantile, is not in substantial compli-

         ance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 3.07C or in any writing previously furnished to Bancshares or (B) reasonably could not be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise,

         permit or governmental authorization that is material to the

         Condition of Mercantile and its Subsidiaries, taken as a

         whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit

         Insurance Act, or (iii) requiring or threatening to require

         Mercantile or any of its Subsidiaries, or indicating that

         Mercantile or any of its Subsidiaries may be required, to

         enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limit-

         ing or purporting to direct, restrict or limit in any mate-

         rial manner the operations of Mercantile or any of its Sub-

         sidiaries, including without limitation any restriction on the payment of dividends.  No such cease and desist order,

         agreement or memorandum of understanding or other agreement is currently in effect.














                   (d)  Neither Mercantile nor any Mercantile Subsid-

         iary is required by Section 32 of the Federal Deposit Insur-

         ance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of

         directors or the employment of an individual as a senior ex-

         ecutive officer.


                   3.08.  Registration Statement, etc.  None of the in-

         formation regarding Mercantile or any of its Subsidiaries sup-

         plied or to be supplied by Mercantile for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or

         (iii) any other documents to be filed with any Regulatory Au-

         thority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any

         Regulatory Authority and, in the case of the Registration

         Statement, when it becomes effective and, with respect to the

         Proxy Statement, when mailed (or furnished to stockholders of

         Bancshares), be false or misleading with respect to any mate-

         rial fact, or omit to state any material fact necessary in or-

         der to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supple-

         ment thereto, at the time of the Meeting, be false or mislead-

         ing with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for











         the Meeting.  All documents which Mercantile or any of its Sub-

         sidiaries are responsible for filing with any Regulatory Au-

         thority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.


                   3.09.  Brokers and Finders.  Except for UBS Secu-

         rities Inc., neither Mercantile nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or any of its Subsidiaries, in connection with this Agreement or the transactions contem-

         plated hereby.


                   3.10.  Commitments and Contracts.  Neither Mercan-

         tile nor any Mercantile Subsidiary is in violation of its

         charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy,

         or other instrument, whether entered into in the ordinary

         course of business or otherwise and whether written or oral,

         and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a

         default, except, in all cases, where such default would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.











                   3.11.  Litigation and Other Proceedings.  Neither

         Mercantile nor any Mercantile Subsidiary is a party to any pending or, to the best knowledge of Mercantile, threatened claim, action, suit, investigation or proceeding, or is sub-

         ject to any order, judgment or decree, except for matters

         which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the

         Condition of Mercantile and its Subsidiaries, taken as a

         whole.  Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits,

         or proceedings pending or, to the best knowledge of Mercan-

         tile, threatened against Mercantile or any Mercantile Subsid-

         iary or any of their respective officers or directors by any stockholder of Mercantile or any Mercantile Subsidiary (or any former stockholder of Mercantile or any Mercantile Sub-

         sidiary) or involving claims under the Securities Act, the

         Exchange Act, the Community Reinvestment Act of 1977, as

         amended, or the fair lending laws or which purport or seek to enjoin or restrain the transactions contemplated by this

         Agreement.


                   3.12.  Interest Rate Risk Management Instruments.

         All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which

         Mercantile or any of its Subsidiaries is a party or by which










         any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Mercantile, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory

         Authorities and with counterparties believed to be finan-

         cially responsible at the time and are legal, valid and bind-

         ing obligations and are in full force and effect.  Mercantile and each of its Subsidiaries has duly performed in all mate-

         rial respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Mercantile, as of the date hereof, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.


                   3.13.  Taxes.  Mercantile and each Mercantile Subsid-

         iary have timely filed or will timely file (including exten-

         sions) all material tax returns required to be filed at or prior to the Closing Date except where failures to so timely file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of

         Mercantile and the Mercantile Subsidiaries, taken as a whole

         ("Mercantile Returns").  Each of Mercantile and its Subsid-

         iaries has paid, or set up adequate reserves on the Mercantile

         Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Mercantile

         Financial Statements and has paid or set up adequate reserves









         on the most recent financial statements Mercantile has filed under the Exchange Act for the payment of, all taxes antici-

         pated to be payable in respect of the periods covered by such financial statements, in each case except where failures to so pay or set up adequate reserves would not, individually or in the aggregate, reasonably be expected to have a material ad-

         verse effect on the Condition of Mercantile and the Mercantile

         Subsidiaries, taken as a whole.  No material deficiencies for any tax, assessment or governmental charge have been proposed,

         asserted or assessed in writing by any governmental or taxing authority against any of Mercantile or any Mercantile Subsid-

         iary which have not been settled or would not be covered by existing reserves.  Neither Mercantile nor any Mercantile Sub-

         sidiary is delinquent in the payment of any material tax, as-

         sessment or governmental charge shown to be due on any Mercan-

         tile Return (taking into account extensions properly obtained),

         and no waiver of the time to assess any tax granted in writing by Mercantile or any Mercantile Subsidiary is pending.  The federal and state income tax returns of Mercantile and the Mer-

         cantile Subsidiaries have been audited and settled by the IRS or appropriate state tax authorities for all periods ended through December 31, 1992, or the period for assessment of taxes in respect of such periods has expired.  To the best knowledge of Mercantile, the representations set forth in the












         Mercantile Tax Certificate attached as Exhibit E to this Agree-

         ment, if made on the date hereof (assuming the Merger was con-

         summated on the date hereof), would be true and correct.


                   3.14.  Accounting, Tax and Regulatory Matters.  Nei-

         ther Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contem-

         plated hereby from qualifying (A) for pooling-of-interests ac-

         counting treatment or (B) as a reorganization within the mean-

         ing of Section 368 of the Internal Revenue Code or (ii) materi-

         ally impede or delay receipt of any approval referred to in

         Section 6.01(b) or the consummation of the transactions con-

         templated by this Agreement.


                   3.15.  Accuracy of Information.  To the knowledge of

         Mercantile, the statements of Mercantile contained in this

         Agreement, the Schedules and in any other written document ex-

         ecuted and delivered by or on behalf of Mercantile pursuant to the terms of this Agreement are true and correct in all mate-

         rial respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.
















                   3.16.  Labor.  No work stoppage involving Mercantile

         or any Mercantile Subsidiary, is pending or, to the best knowl-

         edge of Mercantile, threatened which reasonably could be ex-

         pected to have a material adverse effect on the Condition of

         Mercantile and its Subsidiaries, taken as a whole.  Neither

         Mercantile nor any Mercantile Subsidiary is involved in, or, to the best knowledge of Mercantile, threatened with or affected by, any labor dispute, arbitration, law suit or administration proceeding which reasonably could be expected to have a mate-

         rial adverse effect on the Condition of Mercantile and its Sub-

         sidiaries, taken as a whole.



                                   ARTICLE IV

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME


                   4.01.  Conduct of Businesses Prior to the Effective

         Time.  During the period from the date of this Agreement to the Effective Time, each of Mercantile and Bancshares shall,

         and shall cause each of their respective Subsidiaries to,

         conduct its business according to the ordinary and usual

         course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to main-

         tain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.











                   4.02.  Forbearances.  Except to the extent required

         by law, regulation or Regulatory Authority, or as set forth on Schedule 4.02 or as otherwise contemplated by this Agree-

         ment, during the period from the date of this Agreement to the Effective Time, Bancshares shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Mercantile:


                   (a)  declare, set aside or pay any dividends or

              other distributions, directly or indirectly, in respect

              of its capital stock (other than dividends from a Sub-

              sidiary of Bancshares to Bancshares or another Subsid-

              iary of Bancshares), except that Bancshares may declare

              and pay cash dividends on the Bancshares Common Stock of

              not more than $.35 per share per quarterly period; pro-

              vided, that Bancshares shall not declare or pay any div-

              idends on Bancshares Common Stock for any period in

              which its stockholders will be entitled to receive any

              regular quarterly dividend on the shares of Mercantile

              Common Stock to be issued in the Merger; or,


                   (b)  enter into or amend any employment, severance

              or similar agreement or arrangement with any director or

              officer or employee, or materially modify any of the

              Bancshares Employee Plans or grant any salary or wage

              increase or materially increase any employee benefit










              (including incentive or bonus payments), except hiring

              employees in the ordinary course of business and normal

              individual increases in compensation to employees con-

              sistent with past practice, or as required by law or

              contract; or,


                   (c)  authorize, recommend (subject to the fiduciary

              duties of Bancshares' Board of Directors as advised in

              writing by outside counsel to Bancshares), propose or

              announce an intention to authorize, so recommend or pro-

              pose, or enter into an agreement in principle with re-

              spect to, any merger, consolidation or business combina-

              tion (other than the Merger), any acquisition of a mate-

              rial amount of assets or securities, any disposition of

              a material amount of assets or securities or any release

              or relinquishment of any material contract rights; or


                   (d)  propose or adopt any amendments to its ar-

              ticles of incorporation, association or other charter

              document or bylaws; or


                   (e)  issue, sell, grant, confer or award any of its

              Equity Securities (except that Bancshares may (i) grant

              options for up to 250,000 shares of Bancshares Common

              Stock under its existing stock option plans consistent

              with its normal compensation practices, (ii) issue











              shares of Bancshares Common Stock upon exercise of Banc-

              shares Stock Options outstanding on the date of this

              Agreement or granted in compliance with this clause (e),

              (iii) issue shares of Bancshares Common Stock upon the

              conversion of the Bancshares Convertible Notes or as

              contemplated by the Bancshares' Savings Challenge Plan,

              and (iv) issue shares of Bancshares Common Stock pursu-

              ant to the First City Acquisition Agreement and except

              that Bancshares Subsidiaries may issue director qualify-

              ing shares subject to repurchase agreements in accor-

              dance with present practice) or effect any stock split

              or adjust, combine, reclassify or otherwise change its

              capitalization as it existed on the date of this Agree-

              ment; or


                   (f)  purchase, redeem, retire, repurchase, or ex-

              change, or otherwise acquire or dispose of, directly or

              indirectly, any of its Equity Securities, whether pur-

              suant to the terms of such Equity Securities or other-

              wise other than director qualifying shares; or


                   (g)  (i)  without first consulting with Mercantile,

              enter into, renew or increase any loan or credit commit-

              ment (including stand-by letters of credit) to, or in-

              vest or agree to invest in any person or entity or modi-

              fy any of the material provisions or renew or otherwise










              extend the maturity date of any existing loan or credit

              commitment (collectively, "Lend to") in an amount that,

              which under the credit policies and procedures of Banc-

              shares and/or Banks in effect as of the date hereof,

              would be referred to the executive loan committee(s) of

              Bancshares and/or Banks as constituted and existing as

              of the date of this Agreement; (ii) without first ob-

              taining the written consent of Mercantile, lend to any

              person or entity in an amount in excess of $16,000,000

              or in an amount which, when aggregated with any and all

              loans or credit commitments to such person or entity,

              would be in excess of $16,000,000; or (iii) Lend to any

              person other than in accordance with lending policies as

              in effect on the date hereof; provided that in the case

              of clauses (ii) and (iii) Bancshares or any Bancshares

              Subsidiary may make any such loan in the event (A) Banc-

              shares or any Bancshares Subsidiary has delivered to

              Mercantile or its designated representative a notice of

              its intention to make such loan and such information as

              Mercantile or its designated representative may reason-

              ably require in respect thereof and (B) Mercantile or

              its designated representative shall not have reasonably

              objected to such loan by giving written or facsimile














              notice of such objection within two business days fol-

              lowing the delivery to Mercantile of the notice of in-

              tention and information as aforesaid; provided, however,

              that nothing in this paragraph shall prohibit Bancshares

              or any Bancshares Subsidiary from honoring any contrac-

              tual obligation in existence on the date of this Agree-

              ment.  For purposes of clause (i) of this Section, the

              requirement of Bancshares to consult with Mercantile

              shall be deemed to include the requirement of Bancshares

              and/or the Banks to provide to designated representa-

              tives of Mercantile copies of all information of the

              type and nature provided to such executive loan

              committee(s) in respect of each loan or credit commit-

              ment referred to such committee(s) and the requirement

              that such designated representatives of Mercantile be

              invited to attend the meetings of such executive loan

              committee(s) at which presentations shall be made in

              respect of such referred loans and/or credit commit-

              ments; or


                   (h)  directly or indirectly (including through its

              officers, directors, employees or other representatives)

              initiate, solicit or encourage any discussions, inquir-

              ies or proposals with any third party relating to the

              disposition of any significant portion of the business

              or assets of Bancshares or any Bancshares Subsidiary or









              the acquisition of Equity Securities of Bancshares or

              any Bancshares Subsidiary or the merger of Bancshares or

              any Bancshares Subsidiary with any person (other than

              Mercantile) or any similar transaction (each such trans-

              action being referred to herein as an "Acquisition

              Transaction"), or provide any such person with informa-

              tion or assistance or negotiate with any such person

              with respect to an Acquisition Transaction, and Banc-

              shares shall promptly notify Mercantile orally of all

              the relevant details relating to all inquiries, indica-

              tions of interest and proposals which it may receive

              with respect to any Acquisition Transaction; or


                   (i)  take any action that would (A) materially impede

              or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Banc-

              shares to obtain any approval of any Regulatory Authority

              required for the transactions contemplated by this Agree-

              ment or to perform its covenants and agreements under this

              Agreement or (B) prevent the transactions contemplated

              hereby from qualifying as a reorganization within the

              meaning of Section 368 of the Internal Revenue Code; or


                   (j)  other than in the ordinary course of business

              consistent with past practice, incur any indebtedness for

              borrowed money, assume, guarantee, endorse or otherwise as










              an accommodation become responsible or liable for the ob-

              ligations of any other individual, corporation or other

              entity, or, without prior approval of Mercantile, which

              shall not be unreasonably withheld, pay any Merger Fees in excess of the amount set forth on Schedule 2.23; or


                   (k)  materially restructure or materially change its

              investment securities portfolio, through purchases, sales

              or otherwise, or the manner in which the portfolio is

              classified or reported, or execute any individual invest-

              ment transaction for its own account (i) in securities

              backed by the full faith and credit of the United States

              or an agency thereof in excess of $5,000,000 and (ii) in

              any other investment securities in excess of $1,000,000;

              or


                   (l)  agree in writing or otherwise to take any of

              the foregoing actions or engage in any activity, enter

              into any transaction or take or omit to take any other

              act which would make any of the representations and war-

              ranties in Article II of this Agreement untrue or incor-

              rect in any material respect if made anew after engaging

              in such activity, entering into such transaction, or

              taking or omitting such other act.


                   4.03.  Forbearances of Mercantile.  Except to the

         extent required by law, regulation or Regulatory Authority,









         or with the prior written consent of Bancshares, during the period from the date of this Agreement to the Effective Time,

         Mercantile shall not and shall not permit any of the Mercan-

         tile Subsidiaries to:


                        (a)  declare, set aside or pay any dividends

                   or other distributions, directly or indirectly, in

                   respect of its capital stock (other than dividends

                   from any of the Mercantile Subsidiaries to Mercan-

                   tile or to another of the Mercantile Subsidiaries),

                   except that Mercantile may pay its regular quar-

                   terly dividends in amounts as it shall determine

                   from time to time;


                        (b)  take any action that would (A) materially

                   impede or delay the consummation of the transac-

                   tions contemplated by this Agreement or the ability

                   of Bancshares or Mercantile to obtain any approval

                   of any Regulatory Authority required for the trans-

                   actions contemplated by this Agreement or to per-

                   form its covenants and agreements under this Agree-

                   ment or (B) prevent the transactions contemplated

                   hereby from qualifying as a reorganization within

                   the meaning of Section 368 of the Code; or


                        (c)  agree in writing or otherwise to take any

                   of the foregoing actions or engage in any activity,









                   enter into any transaction or intentionally take or

                   omit to take any other action which would make any

                   of the representations and warranties in Article

                   III of this Agreement untrue or incorrect in any

                   material respect if made anew after engaging in

                   such activity, entering into such transaction, or

                   taking or omitting such other action.



                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                   5.01.  Access and Information.  Mercantile and its

         Subsidiaries, on the one hand, and Bancshares and its Subsid-

         iaries, on the other hand, shall each afford to each other,

         and to the other's accountants, counsel and other representa-

         tives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and,

         during such period, each shall furnish promptly to the other

         (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the require-

         ments of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.  Each party

         hereto shall, and shall cause its advisors and representa-

         tives to, (A) hold confidential all information obtained in










         connection with any transaction contemplated hereby with re-

         spect to the other party which is not otherwise public knowl-

         edge, (B) return all documents (including copies thereof)

         obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information ob-

         tained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such in-

         formation unless such information becomes generally available to the public.


                   5.02.  Registration Statement; Regulatory Matters.

         (a)  Mercantile shall prepare and, subject to the review and consent of Bancshares with respect to matters relating to Banc-

         shares, file with the SEC as soon as is reasonably practicable,

         but in no event later than 45 days from the date hereof, the

         Registration Statement (or the equivalent in the form of pre-

         liminary proxy material) with respect to the shares of Mer-

         cantile Common Stock to be issued in the Merger and the exer-

         cise of Bancshares Stock Options after the Effective Time.

         Mercantile shall prepare and file an application with the Fed-

         eral Reserve Board as soon as reasonably practicable but in no event later than 45 days from the date hereof.  Mercantile shall use all reasonable efforts to cause the Registration

         Statement to become effective as soon as reasonably practi-

         cable.  Mercantile shall also take any action required to be









         taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Bancshares and its Subsidiaries shall furnish

         Mercantile all information concerning Bancshares and its Sub-

         sidiaries and the stockholders thereof as Mercantile may rea-

         sonably request in connection with any such action.  Mercantile shall use its best efforts to cause the shares of Mercantile

         Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.


                   (b)  Bancshares and Mercantile shall cooperate and

         use their respective best efforts to prepare all documenta-

         tion, to effect all filings and to obtain all permits, con-

         sents, approvals and authorizations of all third parties and

         Regulatory Authorities necessary to consummate the transac-

         tions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other mergers, consolida-

         tions or asset transfers or other transactions by and among

         Mercantile's Subsidiaries and Bancshares' Subsidiaries con-

         currently with or following the Effective Time, provided,

         however, that the foregoing shall not (A) alter or change the

         Merger Consideration, (B) adversely affect the tax treatment to Bancshares' stockholders as a result of receiving the

         Merger Consideration or (C) materially impede or delay re-

         ceipt of any approval referred to in Section 6.01(b) or the









         consummation of the transactions contemplated by this Agree-

         ment.


                   5.03.  Stockholder Approval.  Each party shall call

         a meeting of its stockholders to be held as soon as practi-

         cable for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger.  In connec-

         tion therewith, Mercantile shall prepare the Joint Proxy

         Statement, subject to the review and consent of Bancshares and, with the approval of each of Mercantile and Bancshares,

         the Joint Proxy Statement shall be filed with the SEC and

         mailed to the stockholders of each party.  The board of di-

         rectors of each party shall submit for approval of its stock-

         holders the matters to be voted upon in order to authorize the Merger.  The board of directors of each party hereby does and (subject to the fiduciary duties of Bancshares' and

         Mercantile's Boards of Directors, as advised by outside coun-

         sel) will recommend approval of the matters to be voted upon in order to authorize the Merger and the other transactions contemplated hereby to stockholders of such party and will use its best efforts to obtain any vote of its stockholders that is necessary to authorize the Merger and to consummate the transactions contemplated hereby.


                   5.04.  Current Information.  During the period from

         the date of this Agreement to the Effective Time, each party










         shall promptly furnish the other with copies of all monthly and other interim financial information or reports as the

         same become available and shall cause one or more of its des-

         ignated representatives to confer on a regular and frequent basis with representatives of the other party.  Each party shall promptly notify the other party of any material change in its business or operations and of any material governmen-

         tal complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the insti-

         tution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.


                   5.05.  Agreements of Affiliates; Publication of

         Combined Financial Results.  (a)  As soon as practicable af-

         ter the date of this Agreement, Bancshares shall deliver to

         Mercantile a letter identifying all persons whom Bancshares believes to be, at the time this Agreement is submitted to a vote of the stockholders of Bancshares, "affiliates" of Banc-

         shares for purposes of Rule 145 under the Securities Act.

         Bancshares shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Mercan-

         tile as soon as practicable thereafter, a written agreement in the form attached hereto as Exhibit C relating to compli-

         ance with the applicable provisions of the Securities Act.











         Prior to the Effective Time, Bancshares shall amend and supp-

         lement such letter and use its best efforts to cause each ad-

         ditional person who is identified as an "affiliate" to ex-

         ecute a written agreement as set forth in this Section 5.05.


                   (b)  Mercantile shall use its best efforts to pub-

         lish as promptly as reasonably practical, but in no event

         later than 90 days after the end of the first month after the

         Effective Time in which there are at least 30 days of post-

         Merger combined operations, combined sales and net income

         figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.


                   5.06.  Expenses.  Each party hereto shall bear its

         own expenses incident to preparing, entering into and carry-

         ing out this Agreement and to consummating the Merger.


                   5.07.  Miscellaneous Agreements and Consents.  (a)

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or

         cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the









         ability of the parties to consummate the transactions con-

         templated hereby.  Each party shall, and shall cause each of its respective subsidiaries to, use its reasonable efforts to obtain consents of Regulatory Authorities that are, in the opinion of Mercantile, desirable for the consummation of the transactions contemplated by this Agreement.


                   (b)  Subject to applicable laws, regulations and

         requirements of Regulatory Authorities, Bancshares, prior to the Effective Time, shall (i) consult and cooperate with Mer-

         cantile regarding the implementation of those policies and procedures established by Mercantile for its governance and that of its Subsidiaries and not otherwise referenced in Sec-

         tion 5.16 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability man-

         agement, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Mercantile, conform

         Bancshares' existing policies and procedures in respect of such matters to Mercantile's policies and procedures or, in the absence of any existing Bancshares policy or procedure regarding any such function, introduce Mercantile's policies or procedures in respect thereof, unless to do so would cause

         Bancshares or any of the Bancshares Subsidiaries to be in

         violation of any law, rule or regulation of any Regulatory

         Authority having jurisdiction over Bancshares and/or the

         Bancshares Subsidiary affected thereby; provided, however,









         that prior to the date that it shall be a requirement

         hereunder for such policies and procedures to be established,

         Mercantile shall certify to Bancshares that Mercantile's rep-

         resentations and warranties are true and correct as of such date, that the approval conditions to its obligations

         contemplated by Section 6.01(b) have been satisfied or waived

         (except to the extent that any waiting period associated

         therewith may then have commenced but not expired) and that

         Mercantile is otherwise in compliance with this Agreement;

         and provided, further, that Bancshares shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.





























                                     -82A-








                   5.08.  Employee Benefits.  (a)  The Bancshares Em-

         ployee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Cor-

         poration until such time as the employees of Bancshares and the Bancshares Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and Mercantile Subsidiaries, subject to the

         terms and conditions specified in such plans and to such

         changes therein as may be necessary to reflect the consumma-

         tion of the Merger.  Mercantile shall take such steps as are necessary or required to integrate the employees of Banc-

         shares and the Bancshares Subsidiaries in Mercantile's em-

         ployee benefit plans available to other employees of Mer-

         cantile and Mercantile Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior ser-

         vice with Bancshares or any of the Bancshares Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any

         waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for

         purposes of deductibles, out-of-pocket maximums, benefit max-

         imums, and all other similar limitations for the applicable plan year during which the Merger is consummated.  Each of

         Mercantile and Bancshares shall use all reasonable efforts to









         insure that no amounts paid or payable by Bancshares, Banc-

         shares Subsidiaries or Mercantile to or with respect to any employee or former employee of Bancshares or any Bancshares

         Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue

         Code.  Bancshares shall ensure that following the Effective

         Time no holder of Bancshares Employee Stock Options or any participant in any Bancshares Stock Plan shall have any right thereunder to acquire any securities of Bancshares or any

         Bancshares Subsidiary.


                   (b)  Mercantile agrees that the following prin-

         ciples shall apply for purposes of determining bonuses for

         1997 under Bancshares' executive performance incentive plan as and to the extent adopted by Bancshares' Board of Direc-

         tors, in its sole discretion, prior to the Effective Time:

         (1) all employees of Bancshares and the Bancshares Subsidiar-

         ies at the Effective Time who, at such time, are covered by such plan (other than employees whose employment is termi-

         nated (i) by Bancshares for any reason prior to the Effective

         Time, or (ii) voluntarily by the employee or (iii) involun-

         tarily for cause on or prior to the end of the calendar year in which the Merger is consummated) shall be eligible to re-

         ceive a pro rata portion of such bonuses; (2) whether any

         bonuses are payable under such plan and, if so, the amount thereof shall be determined as if the Merger had not occurred









         and Bancshares had remained an independent, publicly-owned company through the calendar year in which the Merger is con-

         summated, taking into account, to the extent reasonably ap-

         plicable, action that could have been taken but for the limi-

         tations imposed by Section 4.02; provided, that the aggregate amount of bonuses paid for 1997 to such employees of Banc-

         shares and its Subsidiaries shall not be in excess of

         $2,850,000; and (3) any bonuses payable pursuant to clause

         (2) above shall be paid as soon as practicable after the end of the calendar year in which the Merger is consummated and in any event no later than March 31, 1998.  The pro rata por-

         tion of an employee's bonus shall be the amount determined pursuant to the preceding sentence multiplied by a fraction,

         the numerator of which shall be the number of days during the calendar year for which such employee was employed by Banc-

         shares or a Bancshares Subsidiary or Mercantile or a Mercan-

         tile Subsidiary and the denominator of which shall be 365.

         Prior to the Effective Time, the Compensation Committee of

         Bancshares' Board of Directors may, with Mercantile's ap-

         proval, amend such plan and take other actions thereunder to effectuate the foregoing principles.  This paragraph (b)

         shall not apply to any annual bonus payable pursuant to a

         written employment or termination agreement in effect on the date hereof.












                   5.09.  Bancshares Stock Options.  At the Effective

         Time, all rights with respect to Bancshares Common Stock pursu-

         ant to Bancshares Stock Options that are outstanding at the

         Effective Time, whether or not then exercisable, shall be con-

         verted into and become rights with respect to Mercantile Common

         Stock, and Mercantile shall assume each Bancshares Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced.  From and after the Effective Time, (i) each

         Bancshares Stock Option assumed by Mercantile shall be exer-

         cised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each

         Bancshares Stock Option shall be equal to the number of shares of Bancshares Common Stock subject to such Bancshares Stock

         Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Bancshares Stock Option shall be adjusted by dividing the per share exercise price under such Bancshares Stock Option by the Exchange Ratio and rounding to the nearest cent; provided,

         however, that the terms of each Bancshares Stock Option shall,

         in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, re-

         capitalization or other similar transaction subsequent to the

         Effective Time.  It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a










         "modification" as defined in the Internal Revenue Code, as to any Bancshares Stock Option that is an "incentive stock op-

         tion."  Mercantile acknowledges that the consummation of the

         Merger will constitute an "acceleration event" as such term is defined in the Bancshares Stock Options plans and agreements.


                   5.10.  Press Releases.  Except as may be required

         by law, Bancshares and Mercantile shall consult and agree

         with each other as to the form and substance of any proposed press release relating to this Agreement or any of the trans-

         actions contemplated hereby.


                   5.11.  State Takeover Statutes.  Each party will

         take all steps necessary to exempt the transactions contem-

         plated by this Agreement and any agreement contemplated here-

         by from, and if necessary challenge the validity of, any app-

         licable state takeover law.


                   5.12.  D&O Indemnification.  From and after the

         Effective Time, Mercantile agrees to indemnify and hold harm-

         less the past and present employees, agents, directors or

         officers of Bancshares or its Subsidiaries for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless

         (1) under their respective Articles of Incorporation or By-

         laws of Bancshares and its Subsidiaries in the form in effect at the date of this Agreement, (ii) by operation of law, or









         (iii) by virtue of any contract, resolution or other agree-

         ment or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) other-

         wise survive and continue in full force and effect.  Mercan-

         tile will provide, or cause to be provided, for a period of not less than six years from the Effective Time, an insurance and indemnification policy that provides the officers and

         directors of Bancshares and its Subsidiaries immediately

         prior to the Effective Time coverage no less favorable than as currently provided by Mercantile to its officers and

         directors.


                   5.13.  Best Efforts.  Each of Mercantile and Banc-

         shares undertakes and agrees to use its best efforts to cause the Merger (i) to qualify (A) for pooling-of-interests ac-

         counting treatment and (B) as a reorganization within the

         meaning of Section 368 of the Internal Revenue Code and (ii)

         to occur as soon as practicable.  Each of Mercantile and

         Bancshares agrees to not take any action that would materi-

         ally impede or delay the consummation of the transactions

         contemplated by this Agreement or the ability of Mercantile or Bancshares to obtain any approval of any Regulatory Au-

         thority required for the transactions contemplated by this

         Agreement or to perform its covenants and agreements under this Agreement.










                   5.14.  Insurance.  Bancshares shall, and Bancshares

         shall cause each of its Subsidiaries to, use its best efforts to maintain its existing insurance.


                   5.15.  Bancshares Convertible Notes.  Mercantile

         acknowledges that at the Effective Time, by virtue of the

         Merger and without any further action on the part of Banc-

         shares, the Bancshares Convertible Notes shall be convertible into shares of Mercantile Common Stock pursuant to the terms of the indenture governing the Bancshares Convertible Notes.

         Mercantile shall, and shall cause the Surviving Corporation to, execute with the trustee under such indenture at the Ef-

         fective Time a supplemental indenture providing that such

         Bancshares Convertible Notes shall be convertible into shares of Mercantile Common Stock as contemplated by such indenture.


                   5.16.  Conforming Entries.  (a)  Notwithstanding

         that Bancshares believes that Bancshares and the Bancshares

         Subsidiaries have established all reserves and taken all pro-

         visions for possible loan losses required by GAAP and ap-

         plicable laws, rules and regulations, Bancshares recognizes that Mercantile may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses).  Subject to applicable













         laws, regulations and the requirements of Regulatory Authori-

         ties, from and after the date of this Agreement to the Effec-

         tive Time, Bancshares and Mercantile shall consult with each other with respect to conforming the loan, accrual and re-

         serve policies of Bancshares and the Bancshares Subsidiaries to those policies of Mercantile.


                   (b)  Subject to applicable laws, regulations and

         the requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time,

         Bancshares and Mercantile shall consult with each other with respect to determining appropriate Bancshares accruals, re-

         serves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.


                   (c)  Subject to applicable laws, regulations and

         the requirements of Regulatory Authorities, Bancshares and

         Mercantile shall consult with each other with respect to de-

         termining the amount and the timing for recognizing for fi-

         nancial accounting purposes Bancshares' expenses of the

         Merger and any restructuring charges relating to or to be

         incurred in connection with the Merger.


                   (d)  Subject to applicable laws, regulations and

         the requirements of Regulatory Authorities, Bancshares shall









         (i) establish and take such reserves and accruals at such

         time as Mercantile shall reasonably request to conform Banc-

         shares' loan, accrual and reserve policies to Mercantile's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs,

         litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recog-

         nize for financial accounting purposes such expenses of the

         Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Mercantile; provided, however,

         that on the date such reserves, accruals and charges are to be taken, Mercantile shall certify to Bancshares that

         Mercantile's representations and warranties are true and cor-

         rect as of such date, that the approval conditions to its

         obligations contemplated by Section 6.01(b) have been satis-

         fied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired)

         and that Mercantile is otherwise in compliance with this

         Agreement; and provided, further, that Bancshares shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.


                   (e)  No reserves, accruals or charges taken in ac-

         cordance with Section 5.16(d) above may be a basis to assert









         a violation of a breach of a representation, warranty or cov-

         enant of Bancshares herein.


                   5.17.  Environmental Reports.  Bancshares shall

         cooperate with Mercantile so that Mercantile may as soon as reasonably practicable obtain, at Mercantile's expense, a re-

         port of a phase one environmental investigation on all real property owned, leased or operated by Bancshares or any of the Bancshares Subsidiaries as of the date hereof (but ex-

         cluding "other real estate owned," property held in trust or in a fiduciary capacity and space in retail or similar estab-

         lishments leased by Bancshares or any of the Bancshares Sub-

         sidiaries for automatic teller machines or bank branch fa-

         cilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Bancshares or any of the

         Bancshares Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Banc-

         shares or any of the Bancshares Subsidiaries for automatic teller machines or bank branch facilities where the space

         leased comprises less than 20% of the total space leased to all tenants of such property).  If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Mercantile,











         Bancshares shall also cooperate with Mercantile so that Mer-

         cantile may obtain, at Mercantile's expense, a phase two in-

         vestigation report on such designated parcels.


                   5.18.  Real Estate Transfer Taxes.  Mercantile and

         Bancshares agree that either Bancshares or Merger Sub will pay any state or local tax which is attributable to the

         transfer of the beneficial ownership of Bancshares' or any

         Bancshares Subsidiary's real property, if any (collectively,

         the "Transfer Taxes"), and any penalties or interest with

         respect to the Transfer Taxes, payable in connection with the consummation of the Merger.  Bancshares and Mercantile agree to cooperate with the other in the filing of any returns with respect to the Transfer Taxes, including supplying in a

         timely manner a complete list of all real property interests held by Bancshares and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns.  The portion of the consideration al-

         locable to the real property of Bancshares and its Subsidiar-

         ies shall be agreed to between Mercantile and Bancshares.

         The stockholders of Banchshares (who are intended third party beneficiaries of this Section 5.18) shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.18 in the preparation of any return with re-

         spect to the Transfer Taxes.













                                   ARTICLE VI

                                   CONDITIONS


                   6.01.  Conditions to Each Party's Obligation To

         Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following

         conditions:


                   (a)  This Agreement shall have received the requi-

              site approval of stockholders of each party.


                   (b)  All requisite approvals of this Agreement and

              the transactions contemplated hereby shall have been

              received from the Federal Reserve Board, the State Bank

              Regulators and any other Regulatory Authority (without

              the imposition of any conditions that are in Mercan-

              tile's reasonable judgment unduly burdensome) and the

              expiration of all requisite waiting periods thereunder.

              For purposes of this paragraph, a divestiture required

              as a condition to any regulatory approval shall not be

              unduly burdensome if such divestiture is consistent with

              Federal Reserve Board guidelines, policies and practices

              regarding the merger of bank holding companies that have

              been utilized in transactions that have recently been

              reviewed prior to the date of this Agreement.










                   (c)  The Registration Statement shall have been

              declared effective and shall not be subject to a stop

              order or any threatened stop order.


                   (d)  Neither Bancshares nor Mercantile shall be

              subject to any order, decree or injunction of a court or

              agency of competent jurisdiction which enjoins or pro-

              hibits the consummation of the Merger.


                   (e)  Mercantile and Bancshares shall have received

              an opinion of Mercantile Auditors addressed to Mercan-

              tile in form and substance reasonably satisfactory to

              Mercantile and Bancshares, that the Merger will qualify

              for pooling-of-interests accounting treatment, which

              opinion shall not have been withdrawn.


                   6.02.  Conditions to Obligations of Bancshares To

         Effect the Merger.  The obligations of Bancshares to effect the

         Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional condi-

         tions:


                   (a)  Representations and Warranties.  The repre-

              sentations and warranties of Mercantile set forth in

              Article III of this Agreement shall be true and correct

              in all material respects as of the date of this Agree-

              ment and as of the Effective Time (as though made on and









              as of the Effective Time except (i) to the extent such

              representations and warranties are by their express pro-

              visions made as of a specified date or period and (ii)

              for the effect of transactions and actions contemplated

              or required by this Agreement) and Bancshares shall have

              received a certificate of the chairman or chief

              financial officer of Mercantile to that effect.


                   (b)  Performance of Obligations.  Mercantile shall

              have performed in all material respects all obligations

              required to be performed by it under this Agreement

              prior to the Effective Time, and Bancshares shall have

              received a certificate of the chairman or chief finan-

              cial officer of Mercantile to that effect.


                   (c)  Tax Opinion.  Bancshares shall have received

              an opinion of Sidley & Austin or other counsel reason-

              ably acceptable to Bancshares, in form and substance

              reasonably satisfactory to Bancshares, dated the Effec-

              tive Time, substantially to the effect that for federal

              income tax purposes:


                        (i)  the Merger will constitute a "reorganiza-

                   tion" within the meaning of Section 368(a) of the

                   Internal Revenue Code, and Bancshares, Merger Sub and

                   Mercantile will each be a party to the reorganization











                   within the meaning of Section 368(b) of the Internal

                   Revenue Code;


                       (ii)  no gain or loss will be recognized by Banc-

                   shares or Merger Sub as a result of the Merger;


                      (iii)  no gain or loss will be recognized by the

                   stockholders of Bancshares upon the conversion of

                   their Bancshares Common Stock into Mercantile Common

                   Stock pursuant to the Merger, except with respect to

                   cash, if any, received in lieu of fractional shares

                   of Mercantile Common Stock;


                       (iv)  the aggregate tax basis of the shares of

                   Mercantile Common Stock received in exchange for

                   shares of Bancshares Common Stock pursuant to the

                   Merger (including a fractional share of Mercantile

                   Common Stock for which cash is paid) will be the same

                   as the aggregate tax basis of such shares of Banc-

                   shares Common Stock;


                        (v)  the holding period for shares of Mercantile

                   Common Stock issued in exchange for shares of Banc-

                   shares Common Stock pursuant to the Merger will in-

                   clude the holder's holding period for such shares of

                   Bancshares Common Stock, provided such shares of












                   Bancshares Common Stock were held as capital assets

                   by the holder at the Effective Time; and


                       (vi)  a stockholder of Bancshares who receives

                   cash in lieu of a fractional share of Mercantile Com-

                   mon Stock will recognize gain or loss equal to the

                   difference, if any, between such stockholder's basis

                   in the fractional share (determined under clause (iv)

                   above) and the amount of cash received.


         In rendering such opinion, such counsel may rely as to matters of fact upon the representations contained herein and shall receive, and may rely on, customary representations from Mer-

         cantile, Bancshares, and others, including representations to the effect of those contained in the Tax Certificates set forth in Exhibits D and E.


                   6.03.  Conditions to Obligations of Mercantile To

         Effect the Merger.  The obligations of Mercantile to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:


                   (a)  Representations and Warranties.  The repre-

              sentations and warranties of Bancshares set forth in

              Article II of this Agreement shall be true and correct












              in all material respects as of the date of this Agree-

              ment and as of the Effective Time (as though made on and

              as of the Effective Time except (i) to the extent such

              representations and warranties are by their express pro-

              visions made as of a specific date or period and (ii)

              for the effect of transactions and actions contemplated

              or required by this Agreement) and Mercantile shall have

              received a certificate of the chairman of Bancshares and

              a certificate of the president and chief executive

              officer of Bancshares to that effect.


                   (b)  Performance of Obligations.  Bancshares shall

              have performed in all material respects all obligations

              required to be performed by it under this Agreement

              prior to the Effective Time, and Mercantile shall have

              received a certificate of the chairman of Bancshares and

              a certificate of the president and chief executive of-

              ficer of Bancshares to that effect.


                   (c)  Tax Opinion.  Mercantile shall have received

              an opinion of Wachtell, Lipton, Rosen & Katz, or other

              counsel reasonably acceptable to Mercantile, in form and

              substance reasonably satisfactory to Mercantile, dated

              the Effective Time, substantially to the effect that for

              federal income tax purposes:













                        (i)  the Merger will constitute a "reorganiza-

                   tion" within the meaning of Section 368(a) of the

                   Internal Revenue Code, and Bancshares, Merger Sub and

                   Mercantile will each be a party to the reorganization

                   within the meaning of Section 368(b) of the Internal

                   Revenue Code;


                       (ii)  no gain or loss will be recognized by Banc-

                   shares or Merger Sub as a result of the Merger;


                      (iii)  no gain or loss will be recognized by the

                   stockholders of Bancshares upon the conversion of

                   their Bancshares Common Stock into Mercantile Common

                   Stock pursuant to the Merger, except with respect to

                   cash, if any, received in lieu of fractional shares

                   of Mercantile Common Stock;


                       (iv)  the aggregate tax basis of the shares of

                   Mercantile Common Stock received in exchange for

                   shares of Bancshares Common Stock pursuant to the

                   Merger (including a fractional share of Mercantile

                   Common Stock for which cash is paid) will be the same

                   as the aggregate tax basis of such shares of Banc-

                   shares Common Stock;














                        (v)  the holding period for shares of Mercantile

                   Common Stock issued in exchange for shares of Banc-

                   shares Common Stock pursuant to the Merger will in-

                   clude the holder's holding period for such shares of

                   Bancshares Common Stock, provided such shares of

                   Bancshares Common Stock were held as capital assets

                   by the holder at the Effective Time; and


                       (vi)  a stockholder of Bancshares who receives

                   cash in lieu of a fractional share of Mercantile Com-

                   mon Stock will recognize gain or loss equal to the

                   difference, if any, between such stockholder's basis

                   in the fractional share (determined under clause (iv)

                   above) and the amount of cash received.


         In rendering such opinion, such counsel may rely as to matters of fact upon the representations contained herein and shall receive, and may rely on, customary representations from Mer-

         cantile, Bancshares, and others, including representations to the effect of those contained in the Tax Certificates set forth in Exhibits D and E.




















                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER


                   7.01.  Termination.  This Agreement may be termi-

         nated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:


                   (a)  by mutual consent by the Executive Committee

              of the Board of Directors of Mercantile and the Board of

              Directors of Bancshares;


                   (b)  by the Executive Committee of the Board of

              Directors of Mercantile or the Board of Directors of

              Bancshares at any time after the date that is twelve

              months after the date of this Agreement if the Merger

              shall not theretofore have been consummated (provided

              that the terminating party is not then in material

              breach of any representation, warranty, covenant or

              other agreement contained herein);


                   (c)  by the Executive Committee of the Board of

              Directors of Mercantile or the Board of Directors of

              Bancshares if (i) the Federal Reserve Board has denied

              approval of the Merger and such denial has become final

              and nonappealable or (ii) stockholders of Bancshares or

              Mercantile shall not have approved this Agreement at

              their respective Meetings;











                   (d)  by the Executive Committee of the Board of

              Directors of Mercantile in the event of a material

              breach by Bancshares of any representation, warranty,

              covenant or other agreement contained in this Agreement,

              which breach is not cured within 30 days after written

              notice thereof to Bancshares by Mercantile; or


                   (e)  by the Board of Directors of Bancshares in the

              event of a material breach by Mercantile of any represen-

              tation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days

              after written notice thereof is given to Mercantile by

              Bancshares.


                   7.02.  Effect of Termination.  In the event of ter-

         mination of this Agreement by either Mercantile or Bancshares as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Mercantile or Bancshares, their respective Sub-

         sidiaries or their respective officers or directors except that

         (i) the second sentence of Section 5.01, Section 5.06, Section

         7.02 and Section 8.01 shall survive any termination of this

         Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Mercantile nor Bancshares shall be relieved or released from any liabilities or damages











         arising out of its willful breach of any provision of this

         Agreement.


                   7.03.  Amendment.  This Agreement and the Schedules

         hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Bancshares; provided, however, that after any such approval by the stockholders of Bancshares no such modi-

         fication shall alter or change the amount or kind of consid-

         eration to be received by holders of Bancshares Common Stock as provided in this Agreement.  This Agreement may not be

         amended except by an instrument in writing signed on behalf of each of Mercantile and Bancshares.


                   7.04.  Severability.  Any term, provision, covenant

         or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be in-

         valid, void or unenforceable, shall be ineffective to the

         extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or re-

         strictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be

         affected or impaired thereby.  Any term, provision, covenant or restriction contained in this Agreement that is so found












         to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.


                   7.05.  Waiver.  Any term, condition or provision of

         this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.



                                  ARTICLE VIII

                               GENERAL PROVISIONS


                   8.01.  Non-Survival of Representations, Warranties

         and Agreements.  No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investi-

         gation.  All representations, warranties and agreements in this Agreement of Mercantile and Bancshares or in any instru-

         ment delivered by Mercantile or Bancshares pursuant to or in connection with this Agreement shall expire at the Effective

         Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument, except for

         those agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.












                   8.02.  Notices.  All notices and other communica-

         tions hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally,

         (ii) upon confirmation of receipt if by facsimile transmis-

         sion, (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the

         business date after being delivered to a reputable overnight delivery service if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                       (i)  if to Mercantile or Merger Sub:

                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524
                            Attention:  John W. Rowe
                                        Executive Vice President,
                                        Mercantile Bank of St. Louis,
                                        National Association

                Copies to:

                            Jon W. Bilstrom, Esq.
                            General Counsel
                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524

                       and

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York  10019
                            Attention:  Edward D. Herlihy, Esq.
                            Telecopy:  (212) 403-2000











                      (ii)  if to Bancshares:

                            John Dubinsky
                            President and Chief Executive Officer
                            Mark Twain Bancshares, Inc.
                            8820 Ladue Road
                            St. Louis, Missouri  63124

                       Copies to:

                            Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois  60603
                            Attention:  Thomas A. Cole, Esq.
                            Telecopy:  (312) 853-7036

                   8.03.  Miscellaneous.  This Agreement (including

         the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings,

         both written and oral, among the parties, or any of them,

         with respect to the subject matter hereof, including any con-

         fidentiality agreement between the parties hereto, (ii) ex-

         cept for the provisions of Section 5.12, is not intended to confer upon any person not a party hereto any rights or rem-

         edies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri.  Nothing in this Agree-

         ment shall be construed to require any party (or any subsid-

         iary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regu-

         lation.  This Agreement may be executed in counterparts which together shall constitute a single agreement.










                   IN WITNESS WHEREOF, Mercantile and Bancshares have

         caused this Agreement to be signed and, by such signature,

         acknowledged by their respective officers thereunto duly au-

         thorized, and such signatures to be attested to by their re-

         spective officers thereunto duly authorized, all as of the date first written above.

         Attest:                         MERCANTILE BANCORPORATION INC.



         /s/ Jon W. Bilstrom             By: /s/ Thomas H. Jacobsen
         Name:   Jon W. Bilstrom            Name:   Thomas H. Jacobsen
         Title:  General Counsel            Title:  Chairman, President &
                                                    Chief Executive Officer



         Attest:                         AMERIBANC, INC.



         /s/ David Grant                 By: /s/ John W. Rowe
         Name:   David Grant                Name:   John W. Rowe
         Title:  Senior Vice President      Title:  Vice President



         Attest:                         MARK TWAIN BANCSHARES, INC.



         /s/ Carl A. Wattenberg, Jr.     By: /s/ John P. Dubinsky
         Name:   Carl A. Wattenberg, Jr.    Name:   John P. Dubinsky
         Title:  Senior Vice President,     Title:  Presdient and Chief
                 Secretary and General              Executive Officer
                 Counsel










                                     -108-